                                                                    Exhibit 10.1

                     AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AGREEMENT is executed this 29day of September, 1997 ("CLOSING DATE"), between VALLEY NATIONAL GASES, INC., a West Virginia corporation (the "COMPANY"), VALLEY NATIONAL GASES INCORPORATED, a Pennsylvania corporation ("VNGI"), VALLEY NATIONAL GASES DELAWARE, INC., a Delaware corporation ("VNGDI"), and BANK ONE, INDIANA, NA, a national banking association with its principal office in Indianapolis, Indiana (the "BANK").

                                    RECITALS

     1. The Company and the Bank are parties to a Credit Agreement, dated October 4, 1996 (as the same has been amended, modified and supplemented prior to the Closing Date and as in effect immediately prior to the execution of this Agreement by the Bank and the Company, the "ORIGINAL AGREEMENT").

     2. The Company is a wholly-owned Subsidiary of VNGDI, and VNGDI is a wholly-owned Subsidiary of VNGI .

     3. The Company, VNGDI and VNGI (referred to herein collectively, as the "CREDIT PARTIES", and individually as a "CREDIT PARTY") has requested the Bank to amend, and as so amended, restate the Original Agreement, subject to and in accordance with the terms of this Agreement.


                                   AGREEMENT

     NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, the Bank and the Company agree to amend, and as so amended, restate, the Original Agreement as follows:

                                   ARTICLE I

                              DEFINITION OF TERMS

     SECTION 1.01. ACCOUNTING TERMS -- DEFINITIONS. All accounting and financial terms used in this Agreement are used with the meanings such terms would be given in accordance with GAAP except as may be otherwise specifically provided in this Agreement. The following terms have the meanings indicated when used in this Agreement with the initial letter capitalized:

     "ACQUISITION SELLER DEBT" means, collectively (i) the Existing Acquisition Seller Debt, and (ii) any deferred purchase price of a New Acquisition payable by the Company to the Acquisition Sellers or any of them with respect to that New Acquisition evidenced by or payable under the terms of a promissory note or non-compete agreement or other Debt instrument.


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     "ACQUISITION SELLERS" means, collectively (i) the Existing Acquisition
     Sellers, and (ii) any and all Persons from whom the Company acquires a New Acquisition, and when used in the singular form, means any of the Acquisition Sellers, as the context so requires.

     "ADDITIONAL EBITDA AMOUNT" means such amount as may be approved by the Bank in its sole discretion of EBITDA of a Related Business Entity acquired in a New Acquisition for the twelve (12) calendar month period immediately preceding the New Acquisition Closing Date for such New Acquisition or for such other twelve (12) calendar month period preceding such New Acquisition Closing Date as may be agreed and approved by the Bank, provided that, such amount is subject to redetermination by the Bank at its sole discretion to reflect elimination of expenses of such Related Business Entity by virtue of the acquisition.

     "ADVANCE" means a disbursement of proceeds of the Revolving Loan.

     "AFFILIATE" means, with respect to any Person, any officer, shareholder or director of such Person and any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person.

     "AGREEMENT" means this Amended and Restated Credit Agreement, as amended, modified, supplemented and/or restated from time to time and at any time.

     "APPLICABLE SPREAD" means that number of percentage points to be taken into account in determining any LIBOR-based Rate and any Prime-based Rate as provided in this Agreement, which number shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

          Ratio of Total Funded         If Determining a          If Determining a
               Debt to EBITDA           Prime-based Rate          LIBOR-based Rate
               --------------           ----------------          ----------------
               4.00 or above                   0.25%                     2.25%
               3.50 to 3.99                    0.25%                     2.25%
               3.00 to 3.49                    0%                        2.00%
               2.50 to 2.99                    0%                        1.75%
               2.00 to 2.49                    0%                        1.50%
               less than 2.00                  0%                        1.25%


          The Applicable Spread shall be determined on the Closing Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the Closing Date as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement, and shall be redetermined and adjusted concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement, with prospective effect until so redetermined and adjusted.

     "APPLICABLE UNUSED COMMITMENT FEE PERCENTAGE" means the percentage per annum determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

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




            Ratio of Total Funded                   Applicable Unused Commitment
              Debt to EBITDA                                Fee Percentage
              --------------                                --------------
            4.00 or above                                        0.375%
            3.50 to 3.99                                         0.375%
            3.00 to 3.49                                         0.375%
            2.50 to 2.99                                          0.25%
            2.00 to 2.49                                          0.25%
            less than 2.00                                        0.25%

          The Applicable Unused Commitment Fee Percentage shall be determined on the Closing Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the Closing Date as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement, and shall be redetermined and adjusted concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement, with prospective effect until so redetermined and adjusted.

     "APPLICATION FOR REVOLVING LOAN ADVANCE" means a written application of the Company for a disbursement of proceeds of the Revolving Loan substantially in the form of EXHIBIT A attached hereto.

     "AUTHORIZED OFFICER" means the President or the Chief Financial Officer of the Company or such other officer whose authority to perform acts to be performed only by an Authorized Officer under the terms of this Agreement is evidenced to the Bank by a certified copy of an appropriate resolution of the Board of Directors of the Company.

     "BANK" has the meaning ascribed to such term in the preamble to this Agreement.

     "BANKING DAY" means a day on which the principal office of the Bank in the City of Indianapolis, Indiana, is open for the purpose of conducting substantially all of the Bank's business activities.

     "CAPITAL EXPENDITURES" for any period shall mean the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) of the Company and its Subsidiaries, computed on a consolidated basis, during such period that to the extent required by GAAP are required to be included in or reflected as property, plant or equipment or similar fixed asset account in any Financial Statements, including any acquisition, construction or installation of properties or for any additions and improvements thereto or any replacement thereof and the amount capitalized under any Capital Lease, less the net cash proceeds from any dispositions to the extent specifically permitted under this Agreement.

     "CAPITAL LEASE" shall mean any lease of property (whether real, personal or mixed) which, to the extent required by GAAP, is accounted for as a capital lease or a Capital Expenditure on the consolidated balance sheet of the Company and its Subsidiaries.


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



     "CASH CAPITAL EXPENDITURES" means those Capital Expenditures that are not financed with new Debt (including Debt incurred under this Agreement) or through Capital Leases.

     "CASH COLLATERAL" means any and all cash (or qualified investment property as may be acceptable to the Bank in its sole discretion) required or permitted to be pledged by any Person to the Bank under this Agreement as security for all or any part of the Obligations, which shall be held by the Bank, as secured party, in a cash or securities collateral account maintained with the Bank or its designee ("COLLATERAL ACCOUNT") under which the Bank is granted a pledge, security interest and lien in and to the Collateral Account, the cash and any and all other investment property or other property at any time held in the Collateral Account, and all proceeds and substitutions of any of the foregoing (collectively, the "COLLATERAL ACCOUNT PROPERTY"), pursuant to a pledge agreement, account control agreement, and such other security instruments as may required by the Bank to perfect and maintain perfection of its interest in the Collateral Account Property, all in form and substance satisfactory to the Bank in all respects.

     "CLOSING DATE" has the meaning ascribed to such term in the preamble to this Agreement.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMON STOCK" means, with respect to any corporation, the common stock of such corporation, and any class of capital stock of such corporation now or hereafter authorized having the right to share in distributions either of earnings or assets of such corporation without limit as to amount or percentage.

     "COMPANY" has the meaning ascribed to such term in the preamble to this Agreement.

     "COMPANY'S AUDITORS" means one of the six (6) largest independent certified public accounting firms in the U.S.

     "COMPANY PLEDGE AGREEMENT" has the meaning ascribed to such terms in
     Section 4.01(e)(2) of this Agreement.

     "COMPANY SECURITY AGREEMENT" means the Security Agreement, dated October 4, 1996, executed by the Company in favor of the Bank, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

     "CONSOLIDATED NET INCOME" means, for any period, the net income of the Credit Parties and their respective Subsidiaries, computed on a consolidated basis and in accordance with GAAP.

     "CONSOLIDATED NET WORTH" means, as of the date any determination thereof is to be made, the net worth of the Credit Parties and their respective Subsidiaries, computed on a consolidated basis in accordance with GAAP as of such date.

     "CONVERTIBLE SECURITIES" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

     "CREDIT ENHANCEMENT" means, in reference to the prohibited purposes of Letters of Credit described in Section 2.03(a) of this Agreement, the enhancement or support of or security for any credit extended or to be extended by any Person to the Company, including any Debt of the Company for borrowed money, Capital Lease obligations, and any guarantees, endorsements and other contingent obligations of the Company with respect to indebtedness, liabilities or obligations of other Persons; provided, that, the term "CREDIT ENHANCEMENT" shall not include Acquisition Seller Debt.

     "CREDIT PARTY" and "CREDIT PARTIES" have the respective meanings ascribed to such terms in the Recitals to this Agreement.

     "DEBT" means, with reference to any Person, all indebtedness, liabilities and obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including (without duplication) liabilities secured by any lien on property owned or acquired by such Person (whether or not the liability secured thereby shall have been assumed and whether or not such Person is personally liable for the payment thereof), obligations under leases which have been (or which in accordance with GAAP should be) capitalized for financial reporting purposes, and all guarantees, endorsements and other contingent obligations of such Person with respect to indebtedness, liabilities or obligations of others.

     "DOANSCO" means Doansco, Inc., an Ohio corporation, being a Subsidiary of the Company.

     "DRAFT" means a drawing or other demand for payment under a Letter of Credit.

     "EBITDA" means, with respect to the Credit Parties and their respective Subsidiaries for any period, computed on a consolidated basis, the amount of Consolidated Net Income, plus, without duplication and to the extent deducted in determining the amount of Consolidated Net Income, the sum of interest expense, income tax expense, depreciation and amortization expense, determined in accordance with GAAP.

          For purposes of determining EBITDA on a pro forma basis to determine the effect of a New Acquisition on compliance with the covenants in subsections 5.01(g) of this Agreement (EXCLUDING the covenant in subsection 5.01(g)(2) of this Agreement) and to determine the Applicable Spread and the Applicable Unused Commitment Fee Percentage for any period of twelve (12) months or four fiscal quarters of the Company that ends ("PERIOD ENDING DATE"): (i) on any New Acquisition Closing Date, EBITDA for such period will be deemed to include the Additional EBITDA Amount calculated with respect to the Related Business Entity acquired on such New Acquisition Closing Date; and (ii) within one year after any New Acquisition Closing Date, EBITDA for such period will be deemed to include an amount equal to (A) the Additional EBITDA Amount calculated with respect to the Related Business Entity acquired on such New Acquisition Closing Date, MINUS (B) 1/12 of such Additional EBITDA Amount for each full calendar month that has elapsed between such New Acquisition Closing Date and the Period Ending Date, MINUS (c) 1/30 of such Additional EBITDA Amount for each day of any partial calendar month that has elapsed between such New Acquisition Closing Date and the Period Ending Date.

     "ENVIRONMENTAL LAWS" means all federal, state and local laws and implementing regulations, now or hereafter effective during the term of this Agreement, relating to pollution or protection of the environment, including laws or regulations relating to or permitting emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, industrial wastes, or hazardous substances. Such laws shall include, but not be limited to: (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601 ET SEQ.; (b) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 ET SEQ., including the statutes regulating underground storage tanks, 42 U.S.C. 6991-6991h; (c) the Clean Air Act, as amended, 42 U.S.C. 7401 ET SEQ.; (d) the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251 ET SEQ., including the statute regulating the National Pollutant Discharge Elimination System, 33 U.S.C. ss.1342; and (e) Indiana Code, Title 13 Environment, as amended.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXISTING ACQUISITION SELLERS" means, collectively, the Persons identified on EXHIBIT B attached hereto.

     "EXISTING ACQUISITION SELLER DEBT" means, collectively, the Debt owed by the Company to the Existing Acquisition Sellers, respectively, identified on EXHIBIT B attached hereto.

     "EVENT OF DEFAULT" means any of the events described in Section 7.01 of this Agreement.

     "FINANCIAL STATEMENTS" includes, but is not limited to, balance sheets, profit and loss statements, and cash flow statements, prepared in accordance with GAAP.

     "FIXED CHARGE COVERAGE RATIO I" means, with respect to the Credit Parties and their respective Subsidiaries for any period a ratio of EBITDA to the sum of the following for the Credit Parties and their respective Subsidiaries, computed on a consolidated basis and determined in accordance with GAAP (i) the amount of interest which was due and payable in cash or was paid in cash during such period, plus (ii) the amount of Cash Capital Expenditures made during such period, plus (iii) the amount of scheduled payments of Debt which were due and payable in cash or were paid during such period, plus (iv) the amount of income taxes which were due or paid during such period, plus (v) the amount of dividends that were paid in cash during such period.

     "FIXED CHARGE COVERAGE RATIO II" means, with respect to the Credit Parties and their respective Subsidiaries for any period a ratio of EBITDA to the sum of the following for the Credit Parties and their respective Subsidiaries, computed on a consolidated basis and determined in accordance with GAAP (i) the amount of interest which was due and payable in cash or was paid in cash during such period, plus (ii) the amount of scheduled payments of Debt which were due and payable in cash or were paid during such period, plus (iii) the amount of income taxes which were due or paid during such period, plus (iv) the amount of dividends that were paid in cash during such period.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied (from and after the date hereof) and for the period as to which such accounting principles are to apply. Except as otherwise provided in this Agreement, to the extent applicable, all computations and determinations as to accounting or financial matters and all Financial Statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and, to the extent applicable, all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

     "GOVERNMENT ACTS" has the meaning ascribed to such term in subsection 2.03(e) of this Agreement.

     "GUARANTIES" means, collectively, the Parent Guaranties and the Subsidiary Guaranties, and the term "Guaranty" means any of the Guaranties, individually.

     "GUARANTORS" means, collectively, VNGDI, VNGI, Doansco, Toledo Oxygen and any other Subsidiary of the Company which hereafter unconditionally guaranties the Obligations pursuant to a Guaranty executed and delivered by such Subsidiary in favor of the Bank, and "GUARANTOR means any of the Guarantors, individually.

     "HAZARDOUS SUBSTANCE" means any hazardous or toxic substance regulated by any Environmental Laws, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Toxic Substance Control Act, or by any federal, state or local governmental agencies having jurisdiction over the control of any such substance including but not limited to the United States Environmental Protection Agency.

     "INTERCREDITOR AGREEMENTS" means one or more intercreditor and subordination agreements between the Bank, the Company and the Existing Acquisition Sellers, in form and substance the same as attached hereto as EXHIBIT C, as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time.

     "LETTERS OF CREDIT" means all standby letters of credit issued by the Bank pursuant to Section 2.03 of this Agreement.

     "LETTER OF CREDIT EXPOSURE" means, as of the date such amount is to be determined, the sum of:

          (a) the aggregate face amounts of all Letters of Credit that have not expired by their terms or have not been surrendered by the beneficiary prior to the expiration thereof (including the face amounts of any Letters of Credit that have expired by their terms but have not been surrendered by the beneficiary and as to which the beneficiary asserts a right to present and/or have honored Drafts); LESS any portion of such face amounts that has been exhausted by the payment or acceptance of Drafts thereunder or otherwise; PLUS


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



          (b) the total dollar amount of (1) the amount of all Drafts under Letters of Credit which have been honored by the Bank or which the Bank has otherwise been required to pay but with respect to which the Bank has not yet received reimbursement from the Company, including without limitation, the principal amounts of all outstanding Letter of Credit Loans, and (2) the amount of all Drafts under Letters of Credit which have been presented to the Bank but not honored by the Bank, which the Bank (in its sole discretion) determines it may yet honor or be required to honor or the amount of which it may otherwise be required to pay.

     "LETTER OF CREDIT LOAN" has the meaning ascribed to such term in subsection 2.03(d) of this Agreement.

     "LIBOR-BASED RATE" means a variable rate at which interest may accrue on all or a portion of either of the Loans under the terms of this Agreement, which rate is determined by reference to the London Interbank Offered Rate.

     "LOANS" means, collectively, the Revolving Loan and the Term Loan and, when used in the singular form, means any of the Loans, as the context requires.

     "LOAN DOCUMENTS" means, collectively, this Agreement, the Revolving Note, the Term Note, the Company Security Agreement, the Company Pledge Agreement, the Parent Guaranties, the Parent Pledge Agreements, the Parent Security Agreements, the Subsidiary Guaranties, the Subsidiary Security Agreements, the Intercreditor Agreements, any and all Reimbursement Agreements and all other instruments, agreements and documents executed and delivered or to be delivered by any Person pursuant to or by virtue of this Agreement, as each may be amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time, and when used in the singular form, means any of the Loan Documents, as the context requires.

     "LONDON INTERBANK OFFERED RATE" means the per annum rate of interest, as determined by the Bank, at which dollar deposits in immediately available funds are offered to the principal banks in the London interbank market by other principal banks in that market two Banking Days prior to the commencement of a period of either one month, two months, three months, or six months for which the Company shall have requested a quotation of the rate in amounts equal to the amount for which the Company shall have requested a quotation of the rate.

     "MAXIMUM AVAILABILITY" means $34,250,000.

     "NEW ACQUISITION" means the acquisition by the Company from any Person of the assets and goodwill of such Person which comprise a Related Business Entity, or of all or substantially all of the stock, partnership interest, or other ownership interest of any type whatsoever of such Person in a Related Business Entity if such Related Business Entity is merged into the Company with the Company being the surviving entity, in a transaction or series of transactions closed after the Closing Date, PROVIDED THAT (i) the consummation of such acquisition on a pro forma basis will not cause the occurrence of an Event of Default or an Unmatured Event of Default; and (ii) Financial Statements are maintained for such Related Business Entity for such periods preceding the acquisition as may be reasonably required by the Bank.

     "NEW ACQUISITION CLOSING DATE" means the date on which a New Acquisition is consummated.

     "NOTES" means, collectively, the Revolving Note and the Term Note, and when used in the singular, means any of the Notes, as the context requires.

     "OBLIGATIONS" means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, now or hereafter owed to the Bank by the Company, whether arising under, by virtue of or pursuant to any of this Agreement, the Notes, the Reimbursement Agreements, any other Loan Documents or otherwise, together with all costs, expenses and reasonable attorneys' fees (including the reasonable allocated costs of staff counsel) incurred by the Bank in the enforcement or collection thereof, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, joint and several, now exist or hereafter arise, or were prior to acquisition thereof by the Bank owed to some other Person.

     "OFFICER'S CERTIFICATE" means a certificate in the form included as a part of EXHIBIT A attached hereto signed by the President or Chief Financial Officer of the Company, confirming that all of the representations and warranties contained in Section 3.01 of this Agreement are true and correct as of the date of such certificate except as specified therein and with the further exceptions that: (i) the representation contained in subsection 3.01(d) of this Agreement shall be construed so as to refer to the latest Financial Statements which have been furnished to the Bank as of the date of any such certificate, (ii) the representations contained in subsection 3.01(k) (with respect to Hazardous Substances) will be construed so as to apply not only to the Credit Parties, but also to their respective Subsidiaries, whether now owned or hereafter acquired, (iii) the representation contained in subsection 3.01(l) of this Agreement shall be deemed to be amended to reflect the existence of any Subsidiary hereafter formed or acquired by the Credit Parties with the consent of the Bank, and (iv) all other representations will be construed to have been amended to conform with any changes of which the Credit Parties shall have previously given the Bank notice in writing. The Officer's Certificate shall further confirm that no Event of Default or Unmatured Event of Default shall have occurred and be continuing as of the date of the Officer's Certificate or shall describe any such event which shall have occurred and be then continuing and the steps being taken by the Credit Parties to correct it.

     "PARENT GUARANTIES" and "PARENT GUARANTY" have the respective meanings ascribed to such terms in Section 4.01(c)(1) of this Agreement.

     "PARENT PLEDGE AGREEMENTS" and "PARENT PLEDGE AGREEMENT" have the respective meanings ascribed to such terms in Section 4.01(e)(1) of this Agreement.

     "PARENT SECURITY AGREEMENTS" and "PARENT SECURITY AGREEMENT" have the respective meanings ascribed to such terms in Section 4.01(d)(1) of this Agreement.

     "PERIOD ENDING DATE" has the meaning ascribed to such term in the text of the definition of EBITDA in this Section 1.01.

     "PERSON" shall mean an individual, a corporation, a limited or general partnership, a limited liability company, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

     "PLAN" means an employee pension benefit plan as defined in ERISA.

     "PREPAYMENT PREMIUM" means the excess, if any, as determined by the Bank of: (i) the present value at the time of prepayment of the interest payments which would have been payable on account of an amount prepaid from the date of prepayment until the end of the period during which interest would have accrued at a LIBOR-based Rate but for prepayment over
     (ii) the present value at the time of prepayment of interest payments calculated at the rate (the "REINVESTMENT RATE") which the Bank then estimates it would receive upon reinvesting the principal amount of the prepayment in an obligation which presents a credit risk substantially similar (as determined in accordance with the commercial credit rating system then used by the Bank) to that which is then presented by the Loan for a period approximately equal to the balance of the period during which interest would accrue on the portion of the Loan prepaid at a LIBOR-based Rate, but for prepayment. The discount rate used by the Bank in determining such present values shall be the Reinvestment Rate.

     "PRIME-BASED RATE" means any variable rate at which interest may accrue on all or a portion of either of the Loans under the terms of this Agreement, which rate is determined by reference to the Prime Rate.

     "PRIME RATE" means a variable per annum interest rate equal at all times to the rate of interest established and quoted by the Bank as its prime rate, such rate to change contemporaneously with each change in such established and quoted rate, provided that it is understood that the Prime Rate shall not necessarily be representative of the rate of interest actually charged by the Bank on any loan or class of loans.

     "RATIO OF TOTAL FUNDED DEBT TO EBITDA" shall mean, with respect to the Credit Parties and their respective Subsidiaries for any period, the ratio of Total Funded Debt at the close of that period to EBITDA for that period, computed on a consolidated basis and determined in accordance with GAAP. For purposes of determining the Applicable Spread and the Applicable Unused Commitment Fee, the Ratio of Total Funded Debt to EBITDA shall be determined on the Closing Date on the basis of the consolidated Financial Statements of the Credit Parties and their respective Subsidiaries provided to the Bank prior to the Closing Date for the preceding twelve (12) calendar month period ending June 30, 1997, and thereafter shall be redetermined and adjusted from and after the Closing Date as necessary as follows:

                    (i) QUARTERLY ADJUSTMENTS. For purposes of determining the
               Applicable Spread and the Applicable Unused Commitment Fee, the Ratio of Total Funded Debt to EBITDA shall be redetermined and adjusted as necessary on the basis of the consolidated Financial Statements of the Credit Parties and their respective Subsidiaries for the most recent preceding four fiscal quarters of the Company provided to the Bank pursuant to the requirements of subsection 5.01(b) of this Agreement (a "QUARTERLY ADJUSTMENT"), with prospective effect until the next adjustment date. Quarterly

               Adjustments shall be made on the first interest payment date which follows receipt by the Bank of the consolidated Financial Statements for the last month of the first fiscal quarter of the Company ending after the Closing Date, and thereafter on the first interest payment date which follows receipt by the Bank of the consolidated Financial Statements upon which such adjustment is based (a "QUARTERLY ADJUSTMENT DATE"), but no Quarterly Adjustment shall be effective as to any LIBOR-based Rate elected prior to the Quarterly Adjustment Date until the expiration of the period of time for which such LIBOR-based Rate shall have been elected by the Company.

                    (ii) NEW ACQUISITION ADJUSTMENTS. For purposes of
               determining the Applicable Spread and the Applicable Unused Commitment Fee, the Ratio of Total Funded Debt to EBITDA shall be redetermined and adjusted as necessary on each New Acquisition Closing Date on the basis of the consolidated Financial Statements of the Credit Parties and their respective Subsidiaries for the most recent twelve (12) calendar month period that precedes the New Acquisition Closing Date provided to the Bank pursuant to the requirements of subsection 5.01(b) of this Agreement (a "NEW ACQUISITION ADJUSTMENT"), with prospective effect until the next adjustment date, but no New Acquisition Adjustment shall be effective as to any LIBOR-based Rate elected prior to the New Acquisition Date until the expiration of the period of time for which such LIBOR-based Rate shall have been elected by the Company.

     Notwithstanding the foregoing, in the event that the Credit Parties fail to deliver when due the Financial Statements and compliance certificates required under subsection 5.01(b) of this Agreement for any month which ends a fiscal quarter of the Company and fail to cure such default within ten (10) days after notice of such default by the Bank, then the Applicable Unused Commitment Fee Percentage and the Applicable Spread shall be adjusted (without prior notice by the Bank to the Company) to the largest number shown in the table applicable to such definition from such due date until the first interest payment date which follows delivery to the Bank of such Financial Statements. It is noted that the tables defining Applicable Unused Commitment Fee Percentage and the Applicable Spread provide for a Ratio of Total Funded Debt to EBITDA greater than that which may be permissible under the terms of subsection 5.01(g) of this Agreement. For the avoidance of doubt, it is agreed that it is the intent of the parties that the Bank shall be free to exercise all remedies otherwise provided for in this Agreement in the event of the violation by the Credit Parties as stated in subsection 5.01(g) this Agreement, notwithstanding the determination of the Applicable Unused Commitment Fee Percentage and the Applicable Spread in accordance with and by reference to this definition.

     "REIMBURSEMENT AGREEMENT" has the meaning ascribed to such term in subsection 2.03(a) of this Agreement.

     "REINVESTMENT RATE" has the meaning ascribed to such term in the text of the definition of "Prepayment Premium" in this Section.

     "RELATED BUSINESS ENTITY" means an operating business entity, division or unit engaged in one or more lines of business in which the Company is engaged as of the Closing Date, being the packaging and wholesale distribution of industrial gas and welding, propane and fire extinguishment equipment and supplies.

     "REMAINING AVAILABILITY" means, at any time a determination thereof is to be made, that amount which results by subtracting from the Maximum Availability the sum of (i) the principal balance of the Revolving Loan outstanding at such time, and (ii) the aggregate Letter of Credit Exposure at such time.

     "REVOLVING LOAN" has the meaning ascribed to such term in subsection 2.02(a) of this Agreement.

     "REVOLVING LOAN MATURITY DATE" means the earlier of (i) the Scheduled Revolving Loan Maturity Date, and (ii) that date upon which the Bank accelerates payment of the Revolving Loan in accordance with Section 7.02 of this Agreement.

     "REVOLVING NOTE" has the meaning ascribed to such term in subsection 2.02(b) of this Agreement.

     "SECURITIES COMMISSION" means the Securities and Exchange Commission or any other Federal agency from time to time administering the Securities Act of 1933, as amended.

     "SCHEDULED REVOLVING LOAN MATURITY DATE" means October 4, 2000.

     "SCHEDULED TERM LOAN MATURITY DATE" means October 4, 2003.

     "SUBORDINATION AGREEMENT" has the meaning ascribed to such term in Section 5.02(d)(4) of this Agreement.

     "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, joint venture or other business entity over which such Person exercises control, provided that it shall be conclusively presumed that such Person exercises control over any such entity 51% or more of the equity interest in which is owned by such Person, directly or indirectly.

     "SUBSIDIARY GUARANTIES" means, collectively, the written guaranties executed and delivered to the Bank by each of Doansco and Toledo Oxygen pursuant to the requirements of Section 4.01(c)(2) of this Agreement and by any other Subsidiary of the Company pursuant to the requirements of
     Section 4.01(f) of this Agreement, as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, and the term "SUBSIDIARY GUARANTY" means any of the Subsidiary Guaranties.

     "SUBSIDIARY SECURITY AGREEMENTS" means, collectively the written security agreements executed and delivered to the Bank by each of Doansco and Toledo Oxygen pursuant to the requirements of Section 4.01(d)(2) of this Agreement and by any other Subsidiary of the Company pursuant to the requirements of Section 4.01(f) of this Agreement, as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, and the term "Subsidiary Security Agreement" means any of the Subsidiary Security Agreements.

     "TERM LOAN" has the meaning ascribed to such term in subsection 2.04 of this Agreement.

     "TERM LOAN MATURITY DATE" means the earlier of (i) the Scheduled Term Loan Maturity Date, and (ii) that date upon which the Bank accelerates payment of the Term Loan in accordance with Section 7.02 of this Agreement.

     "TERM NOTE" has the meaning ascribed to such term in subsection 2.04(b) of this Agreement.

     "TOLEDO OXYGEN" means The Toledo Oxygen and Equipment Company, an Ohio corporation, being a Subsidiary of the Company.

     "TOTAL FUNDED DEBT" means, with respect to the Credit Parties and their respective Subsidiaries, as of the date any determination thereof is to be made, all interest-bearing Debt of the Credit Parties (including all Acquisition Seller Debt) and their respective Subsidiaries, computed on a consolidated basis and determined in accordance with GAAP.

     "UNMATURED EVENT OF DEFAULT" means any event specified in Section 7.01 of this Agreement, which is not initially an Event of Default, but which would, if uncured, become an Event of Default with the giving of notice or the passage of time or both.

     "VNGI" has the meaning ascribed to such term in the Recitals to this Agreement.

     "VNGDI" has the meaning ascribed to such term in the Recitals to this Agreement.

                                   ARTICLE II

                                BORROWING TERMS

     SECTION 2.01. GENERAL STATEMENT. Subject to and in accordance with the terms of this Agreement, and in reliance upon the representations, warranties, covenants and agreements of the Company made in this Agreement and the other Loan Documents, the Bank will make the Loans and issue the Letters of Credit described in this Article II.

     SECTION 2.02. THE REVOLVING LOAN.

     (a) THE COMMITMENT -- USE OF PROCEEDS. The Bank agrees, subject to the terms and conditions of this Agreement, to make Advances to the Company on a revolving basis (the "REVOLVING LOAN") from time to time from and after the Closing Date until the Revolving Loan Maturity Date, in an amount not exceeding in the aggregate at any time outstanding the Maximum Availability. Proceeds of the Revolving Loan may be used by the Company only to fund working capital requirements, Capital Expenditures and New Acquisitions and to refinance existing Debt of the Company.

     The Revolving Loan under this Agreement is a continuation, on amended term, of the "Revolving Loan" extended to the Company by the Bank under the Original Agreement (the "PRIOR REVOLVING LOAN") and the Company affirms, acknowledges and agrees that the principal balance of the Revolving Loan as of the Closing Date is $13,853,675.72, being the unpaid principal amount of the Prior Revolving Loan immediately prior to the execution of this Agreement ($9,937,291.78) after taking into account the $4,052,380.90 in principal being applied against the Revolving Loan with proceeds of the Term Loan concurrently with the execution of this Agreement pursuant to Section 2.04 of this Agreement.

     (b) METHOD OF BORROWING. The obligation of the Company to repay the Revolving Loan shall be evidenced by a promissory note executed by the Company to the Bank in the form of EXHIBIT D attached hereto (as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, the "REVOLVING NOTE"). So long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing and until the Revolving Loan Maturity Date, the Company may borrow, repay (subject to the requirements of Section 2.06 of this Agreement) under the Revolving Note on any Banking Day, provided that Company shall not be entitled to receive and the Bank shall not be obligated to make any Advance: (i) at any time an Event of Default or an Unmatured Event of Default has occurred or is continuing; (ii) if the amount of such Advance would exceed the Remaining Availability; or (iii) if after making such Advance the principal balance of the Revolving Loan would exceed the Maximum Availability. Each Advance under the Revolving Loan shall be conditioned upon receipt by the Bank from the Company of an Application for Revolving Loan Advance and an Officer's Certificate, provided that the Bank may, at its discretion, make a disbursement upon the oral request of the Company made by an Authorized Officer, or upon a request transmitted to the Bank by telecopy or by any other form of written electronic communication (all such requests for Advances being hereafter referred to as "INFORMAL REQUESTS"). In so doing, the Bank may rely on any informal request which shall have been received by it in good faith from a Person reasonably believed to be an Authorized Officer. Each informal request shall be promptly confirmed by a duly executed Application for a Revolving Loan Advance and Officer's Certificate if the Bank so requires and shall in and of itself constitute the representation of the Company that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the making of the requested Advance, that the requested Advance would not exceed the Remaining Availability, and that the making of the requested Advance would not cause the principal balance of the Revolving Loan to exceed the Maximum Availability. All borrowings and reborrowings and all repayments shall be in amounts of not less than Fifty Thousand Dollars ($50,000), except for repayment of the entire principal balance of the Revolving Loan and except for special prepayments of principal required under the terms of Section 2.06 of this Agreement. Upon receipt of an Application for a Revolving Loan Advance, or at the Bank's discretion upon receipt of an informal request for an Advance and upon compliance with any other conditions of lending stated in Section 6.01 of this Agreement applicable to the Revolving Loan, the Bank shall disburse the amount of the requested Advance to the Company. All Advances by the Bank and payments by the Company shall be recorded by the Bank on its books and records, and the principal amount outstanding from time to time, plus interest payable thereon, shall be determined by reference to the books and records of the Bank. The Bank's books and records shall be presumed PRIMA FACIE to be correct as to such matters.

     (c) INTEREST ON THE REVOLVING LOAN. The principal amount of the Revolving Loan outstanding from time to time shall bear interest until the Revolving Note Maturity Date at a rate per annum equal to the Prime Rate plus the Applicable Spread; PROVIDED THAT, at the option of the Company, exercised from time to time as provided in subsection 2.05(a) of this Agreement, interest may accrue prior to the Revolving Loan Maturity Date on any Advance or on the entire outstanding balance of the Revolving Loan as to which no LIBOR-based Rate previously elected remains in effect, at a rate per annum equal to a LIBOR-based Rate for a period of one month, two months, three months or six months, plus the Applicable Spread. Notwithstanding the foregoing, the Company will not be permitted to elect any LIBOR-based Rate for a period extending beyond the Scheduled Revolving Loan Maturity Date.

After the Revolving Loan Maturity Date, and until paid in full, the principal amount of the Revolving Loan shall bear interest at a per annum rate equal to the Prime Rate plus Two Percent (2%). Accrued interest shall be due and payable monthly on the last Banking Day of October, 1997, and on the last Banking Day of each successive calendar month thereafter until the Revolving Loan Maturity Date, at which time the entire unpaid principal balance of the Revolving Loan and all unpaid, accrued interest thereon, shall be due and payable in full without demand. After the Revolving Loan Maturity Date, interest shall be payable as accrued and without demand.

     (d) EXTENSIONS OF SCHEDULED REVOLVING LOAN MATURITY DATE. The Bank may, upon the request of the Company, but at the Bank's sole discretion, extend the Scheduled Revolving Loan Maturity Date from time to time to such date or dates as the Bank may elect by notice in writing to the Company, and upon any such extension, the date to which the Scheduled Revolving Loan Maturity Date is then extended will become the "Scheduled Revolving Loan Maturity Date" for purposes of this Agreement. The Bank agrees to respond within forty-five (45) days to a written request for an extension of the Scheduled Revolving Loan Maturity Date made by the Company in accordance with Section 8.02 of this Agreement and made within one hundred eighty (180) days prior to the Scheduled Revolving Loan Maturity Date, provided that any failure by the Bank to respond within such period shall be deemed to be a denial of such request unless otherwise agreed to in writing by the Bank.

     (e) FACILITY FEE. In addition to interest accruing on the Revolving Loan, the Company shall pay to the Bank a facility fee for each partial or full calendar quarter from and after the Closing Date until the Revolving Loan Maturity Date equal to the Applicable Unused Commitment Fee Percentage per annum on the daily average "Unused Revolving Loan Commitment" (as hereinafter defined). As used herein, the term "UNUSED REVOLVING LOAN COMMITMENT" means, as of the time of any determination thereof is to be made, the positive excess, if any, which results by subtracting from the Maximum Availability the sum of the then outstanding principal amount of the Revolving Loan plus the then existing aggregate Letter of Credit Exposure. Facility fees for each calendar quarter shall be due and payable within ten (10) days following the Bank's submission of a statement of the amount due. Such fees may be debited by the Bank when due to any demand deposit account of the Company carried with the Bank without further authority.

     SECTION 2.03. STANDBY LETTERS OF CREDIT.

     (a) STANDBY LETTERS OF CREDIT -- GENERAL. At any time that the Company is entitled to an Advance under the Revolving Loan, the Bank agrees, subject to the terms and conditions of this Agreement, to issue upon the application of the Company and for the account of the Company a standby letter of credit for the purpose of supporting payment of all or any part of the Acquisition Seller Debt or for any other general business purpose other than Credit Enhancement (each a "LETTER OF CREDIT"), PROVIDED THAT:

          (1) The aggregate Letter of Credit Exposure shall not at any time exceed Fifteen Million Dollars ($15,000,000);

          (2) The Company shall not request and the Bank shall have no obligation to issue any Letter of Credit: (i) at any time any Event of Default or Unmatured Event Default shall have occurred and be continuing;
     (ii) at any time after the Revolving Loan Maturity Date; (iii) if, after giving effect to such issuance, the aggregate Letter of Credit Exposure would exceed

     Fifteen Million Dollars ($15,000,000); (iv) if the face amount of such Letter of Credit would exceed the Remaining Availability; or (v) for any purpose than to secure payment of all or any part of the Acquisition Seller Debt;

          (3) The Bank in no event shall be obligated to issue any Letter of
     Credit: (i) having an expiration date later than seven (7) years and thirty (30) days from the date of issuance; or (ii) if the issuance of such Letter of Credit on the terms requested would be contrary to, or in violation of the policies of the Bank or any requirement of applicable law;

          (4) The form of the requested Letter of Credit shall be satisfactory to the Bank in the reasonable exercise of the Bank's discretion; and

          (5) The Bank shall have received from the Company an application and reimbursement agreement for the Letter of Credit in form and substance satisfactory to the Bank in all respects (as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, "REIMBURSEMENT AGREEMENT"), duly executed by an Authorized officer.

     (b) LETTER OF CREDIT PROCEDURES. Whenever the Company desires the issuance of a Letter of Credit, it shall deliver to the Bank not later than 11:30 a.m. (Dallas, Texas time) at least three Banking Days (or such shorter period as may be agreed to by the Bank in any particular instance) in advance of the proposed date of issuance a Reimbursement Agreement duly executed by an Authorized Officer. Each Reimbursement Agreement shall include a precise description of the documents and the verbatim text of any certificate to be presented by the proposed beneficiary with, or as a part of any Draft; provided that the Bank, in its sole judgment, may require changes in the description of any such documents and the text of such certificates; and provided further that, at the discretion of the Bank, each Letter of Credit shall provide that payment against a conforming Draft is not required to be made thereunder prior to the close of business on the third Banking Day following presentment of such Draft.

     (c) DRAWS UNDER LETTERS OF CREDIT. Upon presentation of a Draft under any Letter of Credit by the beneficiary thereof, the Bank shall notify the Company of the receipt thereof ("Draft Notice") not later than one Banking Day prior to the date on which the Bank intends to honor such Draft. The Draft Notice may be given by telephone or telecopy. Failure to give the Draft Notice or to give the Draft Notice in a timely manner shall not in any way affect or limit the payment obligation of the Company hereunder. Upon receipt of the Draft Notice, the Company shall make or cause to be made an irrevocable deposit with the Bank not later than 1:00 p.m., Dallas, Texas time, one (1) Banking Day prior to the day on which the Draft is to be honored, in an amount equal to the full amount which is to be paid under such Draft, in good and collected funds (the "REIMBURSEMENT AMOUNT"), specifying that it is depositing such money for the sole purpose of funding the payment of such Draft.

     In determining whether to honor any Draft, the Bank shall be responsible only to determine that the documents and certificates required to be delivered with such Draft under the appropriate Letter of Credit have been delivered and that on their faces they are in substantial compliance with the requirements of that Letter of Credit. In the event of any conflict between the terms of any Reimbursement Agreement and the terms of this Agreement, the terms of this Agreement shall control; and the terms of a Reimbursement Agreement shall not be deemed to be in conflict with the terms of this Agreement solely by reason of the fact that it addresses one or more subject matters that are addressed by this Agreement and contains provisions that are different from those set forth in this Agreement.

     (d) REIMBURSEMENT OBLIGATIONS OF THE COMPANY. The Company hereby agrees to reimburse the Bank, on demand, the amount paid by the Bank to settle its obligations in respect of each Draft under each Letter of Credit (whether such amount is paid by virtue of the Bank's honor of any Draft or otherwise) to the extent that a Reimbursement Amount is not available to the Bank for that purpose, which reimbursement obligation shall be immediate and automatic, without the necessity of any further act or the execution of any additional document, instrument, or agreement. Any Reimbursement Amount that is not paid in full when due shall be deemed to be and shall constitute a demand loan made to the Company by the Bank on such due date in the principal amount of the unpaid Reimbursement Amount (each such loan being referred to herein as a "LETTER OF CREDIT LOAN", and collectively as "LETTER OF CREDIT LOANS"), which Letter of Credit Loans shall bear interest, until paid in full, at a per annum rate equal to the Prime Rate plus Two Percent (2%). A demand for payment of each Reimbursement Amount and Letter of Credit Loan shall be deemed to have been made by the Bank on the date of the corresponding payment by the Bank to settle its obligations under a Draft. Nothing herein is intended to preclude the Company from requesting an Advance to the extent available under the Revolving Loan to pay any Reimbursement Amount.

     The obligation of the Company to reimburse the Bank in respect of drawings made under the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and the applicable Reimbursement Agreement (if and to extent the terms of such Reimbursement Agreement do not conflict with this Agreement) under all circumstances, and notwithstanding any of the following circumstances:

     (1)  any lack of validity or enforceability of any Letter of Credit;

     (2) the existence of any claim, set-off, defense or other right which the Company may have at any time against a beneficiary or any transferee of any Letter of Credit or (or any Persons for whom any such transferee may be acting), or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Company and the beneficiary of any Letter of Credit;

     (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (4) payment by the Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

     (5) any other circumstance or happening whatsoever which is similar to any of the foregoing; or

     (6) the fact that an Event of Default or Unmatured Event of Default shall have occurred and be continuing;

PROVIDED HOWEVER, that the Company shall not be obligated to reimburse the Bank for any wrongful payment or disbursement made or to be made by the Bank under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Bank. Payment of a Draft that does not comply with the terms of the Letter of Credit against which it is presented shall not in any event be deemed to be wrongful or an act or omission constituting gross negligence or willful misconduct on the part of the Bank if such payment is made at the specific written request of the Company in which the Company waives the non-compliance of the Draft.

     Upon a written request by the Company made in accordance with the terms of
Section 8.02 of this Agreement, the Bank will undertake to provide to the Company copies of all instruments and documents constituting a Draft with the Draft Notice, and in the event the Company has any knowledge (however obtained) of any claim of non-compliance with the Company's instructions or with the terms of the Letter of Credit, or of discrepancies or other irregularities, the Company shall immediately notify the Bank thereof in writing, and the Company shall be deemed to have waived any such claim or defense against the Bank related thereto or arising therefrom unless such notice is given. The Company shall be deemed to have knowledge of any such claim that is apparent on the face of copies of instruments and documents constituting a Draft that are provided to the Company pursuant to the preceding sentence.

     Unless specified to the contrary in the Reimbursement Agreement for a Letter of Credit, or any amendment to a Letter of Credit, the Company agrees that the Bank and its correspondents may receive and accept any Draft drawn or presented under such Letter of Credit or other document otherwise in order, issued or purportedly issued by an agent, executor, trustee in bankruptcy, receiver or other representative of the party who is authorized under such Letter of Credit to issue such Draft or other document, as complying with the terms of such Letter of Credit.

     INDEMNITY. The Company agrees to protect, indemnify and save the Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which the Bank may incur or be subject to as a consequence, direct or indirect, of (a) the issuance of the Letters of Credit, other than as a result of the negligence or willful misconduct of the Bank, as determined by a court of competent jurisdiction, or (b) the failure of the Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO government or governmental authority (all such acts or omissions herein called "GOVERNMENT ACTS").

     As between the Company, on the one hand, and the Bank, on the other, the Company assume all risks of the acts and omissions of, or misuse of the Letters of Credit by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Bank shall not be responsible and shall have no liability (a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) for failure of the beneficiary of any such Letter of Credit to comply fully with the terms and conditions of the agreement pursuant to which the Letter of Credit was procured and pursuant to which the beneficiary is entitled to draw upon such Letter of Credit; (d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) for errors in interpretation of technical terms; (f) for any loss or delay in the transmission or otherwise of any document required in order to make a Draft under any such Letter of Credit or of the proceeds thereof; (g) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any Draft under such Letter of Credit; (h) for any consequences arising from causes beyond the control of the Bank, including, without limitation, any Government Acts; and
(i) for any action taken or omitted by the Bank under or in connection with the Letters of Credit, if taken or omitted in good faith. None of the above shall affect, impair, or prevent the vesting of any of the Bank's rights or powers hereunder.

     Following the occurrence of an Event of Default or an Unmatured Event of Default which is continuing, the Company agrees that any action taken by the Bank, if taken in good faith, under or in connection with any of the Letters of Credit, Reimbursement Agreements and Drafts, shall be binding on the Company and shall not subject the Bank to any resulting liability to the Company. In furtherance thereof, the Bank shall have the full right and authority, following an Event of Default or Unmatured Event of Default which is continuing, to (i) clear and resolve any questions of non-compliance of documents, (ii) to give any instructions as to acceptance or rejection of any documents or goods, and (iii) to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents.

     (f) LETTER OF CREDIT FEES. The Company covenants and agrees to pay to the Bank, on the date each Letter of Credit is issued, and on each anniversary of the issue date for as long as the Letter of Credit is outstanding, a commission equal to the "Applicable LOC Fee Percentage" (as hereinafter defined) times the maximum amount available to be drawn under the Letter of Credit as of the date such commission is due. As used herein, the term "APPLICABLE LOC FEE PERCENTAGE" means, with respect to any Letter of Credit (i) One-Half Percent (0.5%), if the reimbursement obligation of the Company to the Bank under the Reimbursement Agreement and this Agreement for such Letter of Credit is fully secured by Cash Collateral, and (ii) Three-Quarters Percent (0.75%), if the reimbursement obligation of the Company to the Bank under the Reimbursement Agreement and this Agreement for such Letter of Credit is not fully secured by Cash Collateral. The commission shall be deemed fully earned and nonrefundable when due. The Company shall pay the Bank's standard transaction fees with respect to any transactions occurring on account of any Letter of Credit. Transaction fees shall be payable upon completion of the transaction as to which they are charged. All such commissions and fees may be debited by the Bank to any deposit account of the Company carried with the Bank without further authority, and in any event, shall be paid by the Company within ten
(10) days following billing.

     SECTION 2.04 THE TERM LOAN.

     (a) THE TERM LOAN -- GENERAL. The Bank agrees, subject to the terms and conditions of this Agreement, to loan to the Company the principal amount of Fifteen Million Three Hundred Fifty Thousand Dollars ($15,350,000.00) for the term period beginning on the Closing Date and ending on the Term Loan Maturity Date (the "TERM LOAN").

     The Term Loan under this Agreement is a continuation, on amended terms, of the "Term Loan" extended to the Company by the Bank under the Original Agreement (the "PRIOR TERM LOAN") and the Company affirms, acknowledges and agrees that the principal balance of the Term Loan as of the Closing Date is $15,350,000.00, being the unpaid principal amount of the Prior Term Loan immediately prior to the execution of this Agreement ($11,297,619.10) plus a supplemental principal advance of

$4,052,380.90 being made under the Term Loan and applied against the outstanding principal balance of the Revolving Loan concurrently with the execution of this Agreement.

     (b) THE TERM NOTE. The obligation of the Company to repay the Term Loan shall be evidenced by a promissory note executed by the Company to the Bank in the form of EXHIBIT E attached hereto (as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, the "TERM NOTE"). The principal of the Term Loan shall be repayable in equal monthly installments of $213,195.00 each, which monthly installments shall be due and payable on the last Banking Day of October, 1997, and on the last Banking Day of each successive calendar month thereafter until the Term Loan Maturity Date, at which time the entire principal balance of the Term Loan and all unpaid, accrued interest thereon, shall be due and payable in full without demand. Subject to the contemporaneous payment of any Prepayment Premium which would become due on account of any proposed prepayment, the principal of the Term Loan may be prepaid at any time in whole or in part, provided that any partial prepayment shall be in an amount which is an integral multiple of Fifty Thousand Dollars ($50,000) and provided further that all partial prepayments shall be applied to the latest maturing installments of principal payable under the Term Loan in inverse order of maturity.

     (c) INTEREST ON THE TERM LOAN. The principal balance of the Term Loan outstanding from time to time shall bear interest from the Closing Date until the Term Loan Maturity Date at a rate per annum equal to the Prime Rate plus the Applicable Spread, PROVIDED THAT, at the option of the Company exercised from time to time as provided in subsection 2.05(a) of this Agreement, interest may accrue prior to the Term Loan Maturity Date on the entire outstanding balance of the Term Loan or on any portion thereof as to which no LIBOR-based Rate previously selected remains in effect at a rate per annum equal to a LIBOR-based Rate for a period of one month, two months, three months or six months, plus the Applicable Spread. The Company will not be permitted to elect any LIBOR-based Rate for a period extending beyond the Scheduled Term Loan Maturity Date. After the Term Loan Maturity Date, interest will accrue on the Term Loan at a rate per annum equal to the Prime Rate plus Two Percent (2%). Prior to the Term Loan Maturity Date, interest shall be due and payable on the last Banking Day of each month in addition to the installments of principal due on such dates. After the Term Loan Maturity Date, interest shall be payable as accrued and without demand.

     (d) USE OF PROCEEDS OF THE TERM LOAN. The proceeds of the Term Loan shall be used in their entirety to refinance existing Debt of the Company.

     SECTION 2.05. PROVISIONS APPLICABLE TO BOTH OF THE LOANS. The following provisions are applicable to both of the Loans:

     (a) PROCEDURES FOR ELECTING LIBOR-BASED RATES -- CERTAIN EFFECTS OF ELECTION. LIBOR-based Rates may be elected only in accordance with the following procedures, shall be subject to the following conditions, and the election of a LIBOR-based Rate shall have the following consequences in addition to other consequences stated in this Agreement:

          (1) The LIBOR-based Rate may be elected only for Loans or portions of Loans in a minimum amount of $1,000,000.00. No more than five (5) LIBOR-based Rate elections may be in effect under a Loan at any one time.

          (2) No LIBOR-based Rate may be elected at any time that an Event of Default or Unmatured Event of Default has occurred and is continuing.

          (3) Voluntary prepayment prior to scheduled maturity of all or any portion of a Loan on which interest is accruing at a LIBOR-based Rate shall be subject to contemporaneous payment of the Prepayment Premium if, at the time of prepayment, the Reinvestment Rate is less than the LIBOR-based Rate at which interest accrues on the Loan. A Prepayment Premium shall also be due and payable on prepayment of all or any portion of either Loan prior to scheduled maturity because of acceleration of maturity on account of an Event of Default if, at the time of acceleration of maturity, the Reinvestment Rate is less than the LIBOR-based Rate at which interest is accruing on the Loan. If any portion of the principal balance of the Revolving Loan is required to be prepaid in order to reduce the balance of the Revolving Loan on account of the requirement of Section
     2.06 of this Agreement, and while interest is accruing on such portion at a LIBOR-based Rate, then a Prepayment Premium shall be due and payable in addition to the principal amount required to be prepaid, if, at the time such principal payment is required, Reinvestment Rate is less than the LIBOR-based Rate at which interest is accruing on such portion of the Loan. If at the time of any voluntary or mandatory prepayment of any portion of the principal of any Loan, interest accrues at both a LIBOR-based Rate or Rates and at a Prime-based Rate on portions of the Loan, then any prepayment of principal will be applied first to the portion of the Loan on which interest accrues at the Prime-based Rate and next to the portion or portions at which interest accrues at a LIBOR-based Rate or Rates, and if interest accrues on the Loan at more than one LIBOR-based Rate, first to that portion or those portions on which interest accrues at a Rate or Rates which results in no Prepayment Premium or the lowest Prepayment Premium or Premiums.

          (4) On any Banking Day, the Company may request a quotation of the LIBOR-based Rates then in effect from the Bank. As soon as possible, and in any event before the close of business on the next following Banking Day, the Bank shall quote such LIBOR-based Rates. The Company shall then have until the end of the Banking Day on which such quotation is given or within such shorter time as the Bank may specify, to exercise its option to elect any LIBOR-based Rate quoted, subject to all other conditions and limitations stated in this Agreement. The period for which any LIBOR-based Rate is effective shall begin on the second Banking Day following the day on which the quotation is given.

          (5) An election of a LIBOR-based Rate may be communicated to the Bank on behalf of the Company only by an Authorized Officer. Such election may be communicated by telephone or by telecopy or any other form of written electronic communication, or by a writing delivered to the Bank. At the request of the Bank, the Company shall confirm any election in writing and such written confirmation shall be signed by an Authorized Officer. The Bank shall be entitled to rely on any oral or written electronic communication of an election of a LIBOR-based Rate which is received by an appropriate Bank employee from anyone reasonably believed in good faith by such employee to be an Authorized Officer.

          (6) The Bank may elect not to quote a LIBOR-based Rate (the "Unavailable LIBOR-based Rate") to any of its customers otherwise eligible for the Unavailable LIBOR-based Rate on any day (the Unavailability Date") on which the Bank has determined that it is not practical to quote the Unavailable LIBOR-based Rate because of the unavailability of sufficient funds to the Bank for appropriate terms at rates approximating the then relevant London Interbank Offered Rate, or because of legal or regulatory changes which make it impractical or burdensome for the Bank to lend money at the Unavailable LIBOR-based Rate. In such event, and provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, the Company shall be entitled by written notice given to the Bank within ten (10) days of the Unavailability Date to continue the LIBOR-based Rate or Rates then accruing on any portion or portions of the Loans (regardless of when the such LIBOR-based Rate or Rates otherwise are scheduled to expire), until the earlier of (i) that date which is ninety
     (90) days after the Unavailability Date, (ii) that date upon which the Bank resumes quoting the Unavailable LIBOR-based Rate; and (iii) the occurrence of an Event of Default or Unmatured Event of Default.

          (7) If, as a result of any regulatory change, the basis of taxation of payments to the Bank of the principal of or any interest on any Loan bearing interest at a LIBOR-based Rate or any other amounts payable hereunder in respect thereof, other than taxes imposed on the overall net income of the Bank, is changed, or any reserve, special deposit, or similar requirement relating to any extensions of credit or other assets of or any deposits with or other liabilities of the Bank are imposed, modified, or deemed applicable, and the Bank reasonably determines that, by reason thereof, the cost to it of making, issuing, or maintaining any Loan at a LIBOR-based Rate is increased by an amount deemed by it to be material, then the Company shall pay promptly upon demand to the Bank such additional amounts as the Bank reasonably determines will compensate for such increased costs ("Increased Costs"); provided, however, that (i) the Bank shall give the Company ninety (90) days' prior written notice of the Bank's intention to collect Increased Costs from the Company ("Increased Cost Notice"), and the Bank shall not be entitled to pass-through to or collect from the Company Increased Costs incurred by the Bank prior to that date which is the ninetieth (90th) day after the delivery of the Increased Cost Notice to the Company by the Bank, and (ii) the Company shall not be the only borrower of the Bank that is singled out from a group of similarly situated borrowers of the Bank subject to this type of provision that is requested to remit Increased Costs. Any determination by the Bank of Increased Costs made pursuant to the provisions of this section shall be final, absent manifest error.

     (b) CALCULATION OF INTEREST. Interest on each of the Loans shall be calculated on the basis that an entire year's interest is earned in 360 days.

     (c) MANNER OF PAYMENT - APPLICATION. All payments of principal and interest on the Loans shall be payable at the principal office of the Bank in Indianapolis, Indiana, in funds available for the Bank's immediate use in that city and no payment will be considered to have been made until received in such funds. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges, provided, however, upon delinquency or other default, the Bank reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as the Bank may from time to time determine in its sole discretion.

     (d) AUTOMATIC DEBIT. The Bank may debit when due all payments of principal and interest due under the terms of this Agreement to any deposit account of the Company carried with the Bank without further authority.

     SECTION 2.06. MANDATORY PREPAYMENT. If at any time a determination thereof is to be made, the sum of (a) the principal balance of the Revolving Loan outstanding at such time, PLUS (b) the aggregate Letter of Credit Exposure existing at such time, exceeds the Maximum Availability, the Company shall immediately repay the Revolving Note in an aggregate principal amount, together with such additional amount as may be necessary, equal to such excess. If an Event of Default or an Unmatured Event of Default has occurred and is continuing and the Bank shall have notified the Company of its election to take any action specified in Section 7.02 of this Agreement, the Maximum Availability shall be automatically reduced to $0 without any action on the part of or the giving of notice to the Company by the Bank.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


     SECTION 3.01. REPRESENTATIONS AND WARRANTIES. To induce the Bank to make the Loans, each of the Credit Parties represents and warrants to the Bank that:

     (a) ORGANIZATION OF THE COMPANY. The Company is a corporation organized, existing and in good standing under the laws of the State of West Virginia. VNGI is a corporation organized, existing and in good standing under the laws of the State of Pennsylvania. VNGDI is a corporation organized, existing and in good standing under the laws of the State of Delaware. Doansco and Toledo Oxygen each is a corporation organized, existing and in good standing under the laws of the State of Ohio. Each of the Credit Parties and their respective Subsidiaries is qualified to do business in every jurisdiction in which: (i) the nature of the business conducted or the character or location of properties owned or leased, or the residences or activities of employees make such qualification necessary; and (ii) failure so to qualify might impair its title to material properties or its right to enforce material contracts or result in its exposure to liability for material penalties in such jurisdiction. No jurisdiction in which the Credit Parties or any of their respective Subsidiaries is not qualified to do business has asserted that the Credit Parties or any of their respective Subsidiaries is required to be qualified therein. The principal office and chief executive office of the Company is located at 67 43rd Street, Wheeling, West Virginia 26003-7601. The principal office and chief executive office of VNGI is located at 1640 Jefferson Avenue, Washington, Pennsylvania 15301. The principal office and chief executive office of VNGDI is located at 2121 S. Dupont Highway, Dover, Delaware 19901. The principal office and chief executive office of Doansco is located at 2881 Tylersville Road, Hamilton, Ohio 45015. The principal office and chief executive office of Toledo Oxygen is located at 1310 Elm Street, Toledo, Ohio 43608. Neither the Credit Parties nor any of their respective Subsidiaries nor any Guarantor conducts any material operations or keeps any material amounts of property at any location other than the locations specified in the Security Agreement or Guarantor Security Agreement to which it is a party. Neither the Credit Parties nor any of their respective Subsidiaries nor any Guarantor has done business under any name other than its present corporate name at any time during the six years preceding the date of this Agreement except as disclosed in the Security Agreement or Guarantor Security Agreement to which it is a party.

     (b) AUTHORIZATION; NO CONFLICT. The execution, delivery and performance of this Agreement and all of the other Loan Documents to which it is a party are within the corporate powers of each of the Credit Parties and each Guarantor, have been duly authorized by all necessary corporate action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of its articles of incorporation or its by-laws or of any agreement binding upon it or its properties.

     (c) VALIDITY AND BINDING NATURE. This Agreement and all of the other Loan Documents to which it is a party are the legal, valid and binding obligations of each of the Credit Parties and each Guarantor, enforceable against it in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

     (d) FINANCIAL STATEMENTS (i) The Credit Parties have delivered to the Bank their audited, consolidated Financial Statements as of June 30, 1996, and for the fiscal year of the Company then ended and their unaudited consolidated interim Financial Statements as of July 31, 1997, and for the month and partial fiscal year then ended, which Financial Statements have been prepared in accordance with GAAP except, as to the interim statements, for the absence of a statement of cash flows, footnotes and adjustments normally made at year end which are not material in amount. Such Financial Statements present fairly the financial position of the Credit Parties and their respective Subsidiaries as of the dates thereof and the results of its and their operations for the periods covered. (ii) Since the date of the most current Financial Statement provided by the Credit Parties to the Bank there has been no material adverse change in the financial position of the Credit Parties or their respective Subsidiaries or in the results of its and their operations.

     (e) LITIGATION AND CONTINGENT LIABILITIES. No litigation, arbitration proceedings or governmental proceedings are pending or to the best of the knowledge of the Credit Parties threatened against the Credit Parties or their respective Subsidiaries or any Guarantor which would, if adversely determined, materially and adversely affect the financial position or continued operations of the Credit Parties or their respective Subsidiaries or any Guarantor. None of the Credit Parties or their respective Subsidiaries or any Guarantor has any material contingent liabilities not provided for or disclosed in the Financial Statements referred to in subsection 3.01(d) of this Agreement or on EXHIBIT F attached hereto.

     (f) LIENS. None of the assets of the Credit Parties or their respective Subsidiaries or any Guarantor are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest except for liens and security interests described in subsections 5.02(b)(1) through (7) of this Agreement.

     (g) EMPLOYEE BENEFIT PLANS. Each Plan maintained by the Credit Parties and their respective Subsidiaries and each Guarantor is in material compliance with ERISA, the Code, and all applicable rules and regulations adopted by regulatory authorities pursuant thereto, and the Credit Parties and their respective Subsidiaries and each Guarantor each has filed all reports and returns required to be filed by ERISA, the Code and such rules and regulations. No Plan maintained by the Credit Parties or any of their respective Subsidiaries and each Guarantor and no trust created under any such Plan has incurred any "accumulated funding deficiency" within the meaning of Section 412(c)(1) of the Code, and the present value of all benefits vested under each Plan did not exceed, as of the last annual valuation date, the value of the assets of the respective Plans allocable to such vested benefits. None of the Credit Parties or any of their respective Subsidiaries or any Guarantor has any knowledge that any "reportable event" as defined in ERISA has occurred with respect to any Plan.

     (h) PAYMENT OF TAXES. The Credit Parties and each of its respective Subsidiaries and each Guarantor has filed all federal, state and local tax returns and tax related reports which the Credit Parties and its respective Subsidiaries and each Guarantor are required to file by any statute or regulation and all taxes and any tax related interest payments and penalties that are due and payable have been paid, except for such as are being contested in good faith and by appropriate proceedings and as to which appropriate reserves have been established. Adequate provision has been made for the payment when due of all tax liabilities which have been incurred, but are not as yet due and payable.

     (i) INVESTMENT COMPANY ACT. None of the Credit Parties or their respective Subsidiaries or any Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (j) REGULATION U. None of the Credit Parties or their respective Subsidiaries or any Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. Not more than twenty-five percent (25%) of the assets of the Credit Parties or their respective Subsidiaries or any Guarantor consists of margin stock, within the contemplation of Regulation U, as amended.

     (k) HAZARDOUS SUBSTANCES. Except as disclosed on EXHIBIT G attached hereto, to the best knowledge of each of the Credit Parties (i) no premises owned or occupied by or under lease to any of the Credit Parties or their respective Subsidiaries or any Guarantor have ever been used, and as of the date of this Agreement, no such premises are being used for any activities involving the use, treatment, transportation, generation, storage or disposal of any Hazardous Substances except in compliance with Environmental Laws, and
(ii) no Hazardous Substances have been released on any such premises in violation of any Environmental Law, nor is there any threat of release of any Hazardous Substances on any such premises.

     (l) SUBSIDIARIES. The Company has no Subsidiaries as of the Closing Date, other than Doansco and Toledo Oxygen. VNGI has no Subsidiaries as of the Closing Date, other than VNGDI. VNGDI has no Subsidiaries as of the Closing Date, other than the Company.

     (m) EXISTING SELLER ACQUISITION DEBT. The nature and outstanding balances of the Existing Seller Acquisition Debt identified on EXHIBIT B attached hereto is true and accurate in all respects and the Company is not in default with respect to any of the Existing Acquisition Seller Debt.

     (n) REAL ESTATE LEASES. None of the Credit Parties or their respective Subsidiaries or any Guarantor is in default under any of its leases of real estate.

     (o) PARENT ASSETS. Neither of VNGI nor VNGDI own any assets other than cash, intercompany receivables and Common Stock of their respective Subsidiaries.

                                   ARTICLE IV

                            SECURITY FOR OBLIGATIONS

     SECTION 4.01. COLLATERAL FOR THE OBLIGATIONS. Until paid in full, the Obligations will be secured by the following:

     (a) COMPANY SECURITY AGREEMENT. The Obligations are and shall remain secured by a first priority security interest and lien in and to all personal property of the Company, tangible and intangible, now owned and existing or hereafter acquired or arising, including, without limitation, all equipment, inventory, accounts receivable and general intangibles and all proceeds thereof, which security interest has been created the Company Security Agreement, subject only to liens and security interests described in the exceptions enumerated in subsections 5.02(b)(1) through (7) of this Agreement. In the event the Company owns or acquires tangible or intangible personal property that the Bank deems is or may not be covered as collateral by the Company Security Agreement or in which the Bank deems its security interest therein is or may not be perfected, the Company covenants and agrees promptly upon the request of the Bank to execute such other security instruments and documents and take such other actions as the Bank may require to grant to the Bank a perfected security interest therein, all of which security instruments and documents shall be in form and substance satisfactory to the Bank in all respects.

     The Company and the Bank agree that effective as of the Closing Date, the Company Security Agreement is amended by replacing the definition of the term "CREDIT AGREEMENT" in subsection (b) of page 2 of the Company Security Agreement in its entirety as follows:

     "(b) "CREDIT AGREEMENT" shall mean the Amended and Restated Credit Agreement, dated September __, 1997, executed and delivered by Debtor to Secured Party, as the same may be amended, modified, supplemented and/or restated from time to time and at any time."

     (b) REAL ESTATE. Upon request by the Bank, the Company covenants and agrees, within ten (10) days after receiving such request, to grant to the Bank as security for the Obligations security interests and liens on all real estate and improvements, including all fixtures, equipment, furnishings, systems, and related property located thereon (collectively, the "REAL ESTATE") now owned or hereafter acquired and owned by the Company for a period of 90 consecutive days, including all proceeds thereof, pursuant to real estate mortgages or deeds of trust in form and substance satisfactory to the Bank in all respects duly executed, acknowledged and delivered to the Bank in recordable form. Upon request by the Bank, the Company covenants and agrees, within ten (10) days after receiving such request, to grant to the Bank security interest and lien in and to all of the Company's right, title and interest in any Real Estate as a lessee thereof pursuant to leasehold mortgages or deeds of trust in form and substance satisfactory to the Bank in all respects duly executed, acknowledged and delivered to the Bank in recordable form. The Company further covenants and agrees to provide to the Bank at or prior to the execution and delivery of any real estate mortgages or deeds of trust or leasehold mortgages or deeds of trust, at the Company's expense: (i) evidence satisfactory to the Bank showing, in the case of owned Real Estate, that such Real Estate is owned in fee simple by the Company free and clear of all liens, encumbrances and exceptions which are not acceptable to the Bank, and in the case of leased Real Estate, showing the Company's leasehold interest therein; and (ii) a Phase I environmental assessment (and where reasonably deemed appropriate by the Bank based upon information disclosed in such assessment, a Phase II environmental assessment) prepared by a registered engineer or environmental consultant acceptable to the Bank confirming there are no material environmental problems associated with such Real Estate.

     (c) GUARANTIES.

     (1) PARENT GUARANTIES. The Obligations will be further secured by the unconditional guaranty of each of VNGI and VNGDI pursuant to a written guaranty executed and delivered by each Guarantor in favor of the Bank, each in the form attached hereto and made a part hereof for all purposes as EXHIBIT H-1 and H-2 (referred to herein as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, collectively as the "PARENT GUARANTIES" and individually as a "PARENT GUARANTY"). Pursuant to its Parent Guaranty, VNGI shall also unconditionally guaranty all of the obligations of VNGDI arising under, pursuant to or in connection with the Parent Guaranty executed by VNGDI.

     (2) SUBSIDIARY GUARANTIES. The Obligations will be further secured by the unconditional guaranty of Doansco and Toledo Oxygen pursuant to a written guaranty executed and delivered by each of them in favor of the Bank, each in the form attached hereto and made a part hereof for all purposes as EXHIBIT I or such other form as hereafter is required by the Bank.

     (d) ADDITIONAL SECURITY AGREEMENTS.

     (1) PARENT SECURITY AGREEMENTS. The obligations of each of VNGI and VNGDI arising under, pursuant to, or by virtue of its respective Parent Guaranty shall be secured by a first priority security interest and lien in and to all of its personal property, tangible and intangible, whether now owned and existing or hereafter acquired or arising, including, without limitation, all equipment, inventory, accounts receivable and general intangibles and all proceeds thereof, which security interest will be created by a written security agreement executed and delivered by each of VNGI and VNGDI to the Bank, each in the form attached hereto and made a part hereof for all purposes as EXHIBIT J (referred to herein as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, collectively as the "PARENT SECURITY AGREEMENTS" and individually as a "PARENT SECURITY AGREEMENT"), subject only to liens and security interests described in the exceptions enumerated in subsections 5.02(b)(1) through (7) of this Agreement.

     (2) SUBSIDIARY SECURITY AGREEMENTS. The obligations of each of Doansco and Toledo Oxygen arising under, pursuant to, or by virtue of its respective Subsidiary Guaranty shall be secured by a first priority security interest and lien in and to all of its personal property, tangible and intangible, whether now owned and existing or hereafter acquired or arising, including, without limitation, all equipment, inventory, accounts receivable and general intangibles and all proceeds thereof, which security interest will be created by a written security agreement executed and delivered by each of them to the Bank, each in the form attached hereto and made a part hereof for all purposes as EXHIBIT K or such other form as hereafter is required by the Bank, subject only to liens and security interests described in the exceptions enumerated in subsections 5.02(b)(1) through (7) of this Agreement.

     (e) PLEDGE AGREEMENTS.

     (1) PARENT PLEDGE AGREEMENTS. The obligations of each of VNGI and VNGDI arising under, pursuant to, or by virtue of its respective Parent Guaranty shall be further secured by a first priority pledge of and security interest and lien in and to all of the capital stock of VNGDI owned by VNGI and all of the capital stock of the Company owned by VNGDI, whether now existing or hereafter arising or acquired, and whether now or hereafter issued and outstanding, and all proceeds thereof, which pledge, security interest and lien will be created by a pledge agreement executed by each of VNGI and VNGDI in form and substance the same as attached hereto as EXHIBIT L-1 and L-2 (referred to herein as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, collectively as the "PARENT PLEDGE AGREEMENTS" and individually as the "PARENT PLEDGE AGREEMENTS"), subject only to liens and security interests described in the exceptions enumerated in subsections 5.02(b)(1) through (7) of this Agreement.

     (2) COMPANY PLEDGE AGREEMENT. The Obligations will be further secured by a first priority pledge of and security interest and lien in and to all of the capital stock of each of Doansco and Toledo Oxygen owned by the Company, whether now existing or hereafter arising or acquired, and whether now or hereafter issued and outstanding, and all proceeds thereof, which pledge, security interest and lien will be created by a pledge agreement in form and substance the same as attached hereto as EXHIBIT M (as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, the "COMPANY PLEDGE AGREEMENT"), subject only to liens and security interests described in the exceptions enumerated in subsections 5.02(b)(1) through (7) of this Agreement.

     (f) ADDITIONAL SUBSIDIARIES. As a condition to consenting to the creation of any additional Subsidiaries of the Company in addition to Doansco and Toledo Oxygen, the Bank reserves the right to require (i) the Company to amend the Pledge Agreement to include a pledge of and security interest and lien in and to all of the capital stock of each such Subsidiary on the same terms and conditions as provided in Section 4.01(e)(2) with respect to the pledge of the capital stock of Doansco and Toledo Oxygen, and (ii) any such Subsidiaries to become Guarantors and to execute and deliver in favor of the Bank Subsidiary Guaranties and Subsidiary Security Agreements on the same terms and conditions as provided in Section 4.01(c)(2) and (d)(2) with respect to Doansco and Toledo Oxygen.


                                   ARTICLE V

                                Affirmative and
                    NEGATIVE COVENANTS OF THE CREDIT PARTIES

     SECTION 5.01. AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES. Until all Obligations terminate or are paid and satisfied in full, and for so long as the Company is entitled to receive any Advance or any Letter of Credit Exposure exists, each of the Credit Parties shall strictly observe, and shall cause each of their respective Subsidiaries and each Guarantor to observe, the following covenants:

     (a) CORPORATE EXISTENCE. The Credit Parties and their respective Subsidiaries and each Guarantor shall preserve its corporate existence.

     (b) REPORTS, CERTIFICATES AND OTHER INFORMATION. The Credit Parties shall furnish or cause to be furnished to the Bank copies of the following Financial Statements, certificates and other information:

          (1) ANNUAL STATEMENTS. As soon as available and in any event within one hundred and twenty (120) days after the close of each fiscal year of the Company, annual audited consolidated Financial Statements for the Credit Parties and their respective Subsidiaries, audited by the Company's Auditors, showing the financial condition and results of operations of the Credit Parties and their respective Subsidiaries as at the close of such fiscal year and for such fiscal year, all prepared in accordance with GAAP, accompanied by an opinion of the Company's Auditors, which opinion shall be without qualification and shall state that such audited Financial Statements present fairly the financial position of the Credit Parties and their respective Subsidiaries on a consolidated basis as of the date of such Financial Statements and the results of its and their operations and changes in its and their financial position for the period covered thereby, and that their examination in connection with such Financial Statements has been made in accordance with GAAP.

          (2) INTERIM MONTHLY STATEMENTS. As soon as available and in any event within thirty (30) days after the end of each calendar month ending after the Closing Date (other than a calendar month which ends a fiscal quarter of the Company), unaudited consolidated Financial Statements for the Credit Parties and their respective Subsidiaries showing its and their financial condition and results of operations as at, and for such calendar month and year-to-date, all in reasonable detail, and certified to the Bank by the respective President, Chief Financial Officer, or Treasurer of each of the Credit Parties, together with comparable prior year-to-date Financial Statements as at the end of same calendar month of the prior year.

          (3) INTERIM QUARTERLY STATEMENTS. As soon as available and in any event within forty-five (45) days after the close of each fiscal quarter of the Company ending after the Closing Date, unaudited consolidated Financial Statements of the Credit Parties and their respective Subsidiaries showing its and their financial condition and results of operations as at, and for such fiscal quarter and year-to-date, all in reasonable detail, prepared in accordance with GAAP (except that footnote disclosures normally included in Financial Statements prepared in accordance with GAAP may be condensed or omitted if and to the extent such condensation or omission is consistent with past practices of the Credit Parties, and if the information so omitted is not necessary for a fair presentation of the results for such fiscal quarter), and certified to the Bank by the respective President, Chief Financial Officer, or Treasurer of each of the Credit Parties, together with comparable prior year-to-date Financial Statements as at the end of same fiscal quarter of the prior year.

          (4) CERTIFICATES. Contemporaneously with the furnishing of each set of Financial Statements provided for in subsections 5.01(b)(1) and (2) of this Agreement, an Officer's Certificate.

          (5) ORDERS. Prompt notice of any orders in any material proceedings to which the Company or any of its Subsidiaries is a party, issued by any court or regulatory agency, federal or state, and if the Bank should so request, a copy of any such order.

          (6) NOTICE OF DEFAULT OR LITIGATION. Immediately upon learning of the occurrence of an Event of Default or Unmatured Event of Default, or the institution of or any adverse determination in any litigation, arbitration proceeding or governmental proceeding which is material to the Company or any of its Subsidiaries, or the occurrence of any event which could have a material adverse effect upon the Company or any of its Subsidiaries, written notice thereof describing the same and the steps being taken with respect thereto.

          (7) COMPLIANCE CERTIFICATES. Within forty-five (45) days after the end of each calendar month ending after the Closing Date that is also the end of a calendar quarter, a certificate of the Chief Financial Officer or other appropriate officer of the Company demonstrating compliance with the financial covenants stated in subsection 5.01(g) of this Agreement. Such certificate shall relate the covenants to the month-end figures and shall otherwise be in such form and provide such detail as may be reasonably satisfactory to the Bank.

          (8) REGISTRATION STATEMENTS AND REPORTS. Promptly upon filing with the Securities Commission or any state securities regulatory authority, copies of all registration statements and all periodic and special reports required or permitted to be filed under federal or state securities laws and regulations.

          (9) OTHER INFORMATION. Within thirty (30) days after the Bank's request, such other information concerning the Credit Parties and their respective Subsidiaries as the Bank may from time to time request, including, without limitation, consolidating Financial Statements of the Credit Parties and their respective Subsidiaries.

     (c) BOOKS, RECORDS AND INSPECTIONS. Each of the Credit Parties and their Subsidiaries and each Guarantor shall maintain complete and accurate books and records, and permit access thereto by the Bank for purposes of inspection, copying and audit, and the Credit Parties and each of their respective Subsidiaries and each Guarantor shall permit the Bank to inspect its properties and operations at all reasonable times.

     (d) INSURANCE. In addition to any insurance required by any other Loan Documents to which it is a party, the Credit Parties and their respective Subsidiaries and each Guarantor shall maintain such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated. The Credit Parties and their respective Subsidiaries and each Guarantor agrees to name the Bank as additional insured and lender's loss payee on any such insurance policy under a standard lender's loss payable clause and to provide a copy of any such policy to the Bank.

     (e) TAXES AND LIABILITIES. The Credit Parties and their respective Subsidiaries and each Guarantor shall pay when due all taxes, license fees, assessments and other liabilities except such as are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established.

     (f) COMPLIANCE WITH LEGAL AND REGULATORY REQUIREMENTS. The Credit Parties and their respective subsidiaries and each Guarantor shall maintain material compliance with the applicable provisions of all federal, state and local statutes, ordinances and regulations and any court orders or orders of regulatory authorities issued thereunder.

     (g) FINANCIAL COVENANTS. The Credit Parties shall observe each of the following financial covenants:

          (1) CONSOLIDATED NET WORTH. The Credit Parties and their respective Subsidiaries shall at all times from and after the Closing Date maintain Consolidated Net Worth at a level not less than (i) $19,050,900.00, PLUS
     (ii) Forty Percent (40%) of the cumulative Consolidated Net Income for each fiscal quarter of the Company ending after July 1, 1997, provided, that, such amount shall in no event be less than zero.

          (2) FIXED CHARGE COVERAGE RATIOS.

               (a) As of the close of each fiscal quarter of the Company ending after the Closing Date, the Credit Parties and their respective Subsidiaries, for the period of the four consecutive fiscal quarters which end on such close, shall have a Fixed Charge Coverage Ratio I of not less than 1.1:1, subject to the terms of subsection 5.01(g)(4) of this Agreement.

               (b) As of the close of each fiscal quarter of the Company ending after the Closing Date, the Credit Parties and their respective Subsidiaries, for the period of the four consecutive fiscal quarters which end on such close, shall have a Fixed Charge Coverage Ratio II of not less than 1.3:1, subject to the terms of subsection 5.01(g)(4) of this Agreement.

          (3) RATIO OF TOTAL FUNDED DEBT TO EBITDA. As of the close of each fiscal quarter of the Company ending after the Closing Date, the Credit Parties and their respective Subsidiaries, for the period of the four consecutive fiscal quarters which end on such close, shall have a Ratio of Total Funded Debt to EBITDA of not greater than (i) 4.00:1 until March 30, 1999, (ii) 3.75 from March 31, 1999, until March 30, 2000, and (iii) 3.50 from March 31, 2000, and thereafter.

     (h) PRIMARY BANKING RELATIONSHIP. Within ninety (90) days after the Closing Date, the Company shall maintain its primary concentration and deposit accounts with the Bank, provided, that, the Company shall use its best effort to effect same prior to such date.

     (i) EMPLOYEE BENEFIT PLANS. The Credit Parties and their respective Subsidiaries and each Guarantor shall maintain any Plan in material compliance with ERISA, the Code, and all rules and regulations of regulatory authorities pursuant thereto and shall file all reports required to be filed pursuant to ERISA, the Code, and such rules and regulations.

     (j) HAZARDOUS SUBSTANCES. If any of the Credit Parties or any of their respective Subsidiaries or any Guarantor should commence the use, treatment, transportation, generation, storage or disposal of any Hazardous Substance in reportable quantities in its operations in addition to those noted in EXHIBIT G attached hereto, the Credit Parties shall immediately notify the Bank of the commencement of such activity with respect to each such Hazardous Substance. The Credit Parties shall cause any Hazardous Substances which are now or may hereafter be used or generated in the operations of the Credit Parties or any of their respective Subsidiaries or any Guarantor in reportable quantities to be accounted for and disposed of in compliance with all Environmental Laws and other applicable federal, state and local laws and regulations. The Credit Parties shall notify the Bank immediately upon obtaining knowledge that:

          (1) any premises which have at any time been owned or occupied by or have been under lease to any of the Credit Parties or any of their respective Subsidiaries or any Guarantor are the subject of an environmental investigation by any federal, state or local governmental agency having jurisdiction over the regulation of any Hazardous Substances, the purpose of which investigation is to quantify the levels of Hazardous Substances located on such premises, or

          (2) any of the Credit Parties or any of their respective Subsidiaries or any Guarantor has been named or is threatened to be named as a party responsible for the possible contamination of any real property or ground water with Hazardous Substances, including, but not limited to the contamination of past and present waste disposal sites.

          If any of the Credit Parties or any of their respective Subsidiaries or any Guarantor is notified of any event described in subsections 5.01(j)(1) or (2) above, the Credit Parties shall immediately engage or cause such Subsidiary or such Guarantor to engage a firm or firms of engineers or environmental consultants appropriately qualified to determine as quickly as practical the extent of contamination and the potential financial liability of the Credit Parties or such Subsidiary or such Guaranty with respect thereto, and the Bank shall be provided with a copy of any report prepared by such firm or by any governmental agency as to such matters as soon as any such report becomes available to the Credit Parties, and the Credit Parties shall immediately establish reserves in the amount of the potential financial liability of the Credit Parties or such Subsidiary or such Guarantor identified by such environmental consultants or engineers. The selection of any engineers or environmental consultants engaged pursuant to the requirements of this Section shall be subject to the approval of the Bank, which approval shall not be unreasonably withheld.

          SECTION 5.02. NEGATIVE COVENANTS OF THE CREDIT PARTIES. Until all Obligations terminate or are paid and satisfied in full, and so long as the Company is entitled to receive any Advance or any Letter of Credit exists, the Credit Parties shall strictly observe, and shall cause each of their respective Subsidiaries and each Guarantor to strictly observe, the following covenants:

               (a) RESTRICTED PAYMENTS. Except as provided in the next sentence, none of the Credit Parties or any of their respective Subsidiaries shall (i) purchase or redeem any shares of their respective capital stock or declare or pay any dividends thereon except for dividends payable entirely in capital stock, or (ii) make any other distributions to shareholders as shareholders, or set aside any funds for any such purpose, or prepay, purchase or redeem any subordinated indebtedness of the Company. Notwithstanding the foregoing, if no Event of Default or Unmatured Event of Default has occurred and is continuing at the time of such payment and if no Event of Default or Unmatured Event of Default would result from such payment, the Credit Parties and their respective Subsidiaries may pay cash dividends to shareholders on their respective capital stock (i) in an unlimited amount with respect to shareholders which are Credit Parties or their respective Subsidiaries, and (ii) not to exceed an aggregate of $250,000 in any calendar year with respect to shareholders which are not Credit Parties or their respective Subsidiaries.

     (b) LIENS. Neither the Credit Parties nor any of their respective Subsidiaries nor any Guarantor shall create or permit to exist any mortgage, pledge, title retention lien or other lien, encumbrance or security interest (all of which are hereafter referred to in this subsection as a "lien" or "liens") with respect to any property or assets now owned or hereafter acquired, including, without limitation any of their respective rights, title and interests in and to any Real Estate, whether leased or owned, except:

          (1) liens in favor of the Bank created pursuant to the requirements of this Agreement or otherwise;

          (2) any lien or deposit with any governmental agency required or permitted to qualify it to conduct business or exercise any privilege, franchise or license, or to maintain self-insurance or to obtain the benefits of or secure obligations under any law pertaining to worker's compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings, or any similar lien or deposit arising in the ordinary course of business;

          (3) any mechanic's, worker's, repairmen's, carrier's, warehousemen's or other like liens arising in the ordinary course of business for amounts not yet due and for the payment of which adequate reserves have been established, or deposits made to obtain the release of such liens;

          (4) easements, licenses, minor irregularities in title or minor encumbrances on or over any real property which do not, in the judgment of the Bank, materially detract from the value of such property or its marketability or its usefulness in its business;

          (5) liens for taxes and governmental charges which are not yet due or which are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

          (6) liens created by or resulting from any litigation or legal proceeding which is being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

          (7) those liens in favor of Acquisition Sellers which secure Acquisition Seller Debt, including those liens in favor of Existing Acquisition Sellers which secure Acquisition Seller Debt as described on EXHIBIT N attached hereto; PROVIDED THAT (i) the maximum aggregate amount of Acquisition Seller Debt secured by such liens shall be $6,500,000 and
     (ii) the Acquisition Seller holding any such lien is a party to (a) the Intercreditor Agreements, or (b) other intercreditor and subordination agreement with the Bank and the Company in substance and form the same as the Intercreditor Agreements and in all events satisfactory to the Bank in all respects; and

                    (8) liens on property that secure only Debt incurred for
               the purchase price of such property, but only to the extent such Debt is permitted under Section 5.02(m)(iii) of this Agreement and to the extent such Debt is not greater than the fair market value of such property.

               (c) GUARANTIES. Neither the Credit Parties nor any of their respective Subsidiaries nor any Guarantor shall be a guarantor or surety of, or otherwise be responsible in any manner with respect to any undertaking of any other person or entity, whether by guaranty agreement or by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise, except for:

                    (1) guaranties in favor of the Bank;

                    (2) guaranties by endorsement of instruments for deposit
               made in the ordinary course of business; and

                    (3) those specific existing guaranties listed on EXHIBIT O attached hereto.

               (d) LOANS OR ADVANCES. Neither the Credit Parties nor any of their respective Subsidiaries nor any Guarantor shall make or permit to exist any loans or advances to any other Person, except for:

                    (1) extensions of credit or credit accommodations to
               customers or vendors made by it in the ordinary course of its business as now conducted;

                    (2) reasonable salary advances to non-executive employees, and other advances to agents and employees for anticipated expenses to be incurred on its behalf of the course of discharging their assigned duties;

                    (3) loans made to its employees in accordance with its
               customary employee loan program, provided that, the amount of each loan made to any such employee shall not exceed a principal amount in excess of such employee's salary for two (2) pay periods for a term not to exceed twelve (12) pay periods for such employee;

                    (4) loans or advances made between the Credit Parties and
               their respective Subsidiaries, provided that (i) no Event of Default or Unmatured Event of Default exists and remains uncured or would be caused by the making of such loan or advance, (ii) such loans and advances shall not be evidenced by any promissory note or be secured by any collateral, and (iii) loans and advances by VNGI and VNGDI to the Company shall be junior and subordinate to the Obligations pursuant to a subordination agreement executed by VNGI and VNGDI in form and substance the same as attached hereby as EXHIBIT P (as the same may be amended, modified, supplemented and/or restated from time to time and at any time, the "SUBORDINATION AGREEMENT").

                    (5) the specific items listed on EXHIBIT Q attached hereto.

               (e) MERGERS, CONSOLIDATIONS, SALES, ACQUISITION OR FORMATION OF SUBSIDIARIES. Neither the Credit Parties nor any of their respective Subsidiaries nor any Guarantor shall (i) be a party to any consolidation or to any merger or purchase the capital stock of or otherwise acquire any equity interest in any other business entity other than New Acquisitions (with respect to the Company),
          (ii) acquire any material part of the assets of any other business entity other than New Acquisitions (with respect to the Company), except in the ordinary course of business, or (iii) sell, transfer, convey or lease all or any material part of its assets, except in the ordinary course of business, or sell or assign with or without recourse any receivables. VNGI shall not cause to be created or otherwise acquire any Subsidiary other than VNGDI without the prior written consent of the Bank. VNGDI shall not cause to be created or otherwise acquire any Subsidiary other than the Company without the prior written consent of the Bank. The Company shall not cause to be created or otherwise acquire any Subsidiary without the prior written consent of the Bank, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing sentence, the Company shall not consummate any New Acquisition which would cause a new Subsidiary of the Company to exist without the prior written consent of the Bank, and the Bank reserves the right to require as condition of such consent that concurrently with or within thirty (30) days following consummation of such New Acquisition: (i) that the Company amend the Company Pledge Agreement to include a pledge of and security interest and lien in and to all of the capital stock of each such Subsidiary as provided in Section 4.01(f) of this Agreement, and deliver to the Bank all of the original stock certificates of such Subsidiary, together with executed blank stock powers therefor; and (ii) that any such Subsidiaries become Guarantors and execute and deliver in favor of the Bank Subsidiary Guaranties and Subsidiary Security Agreements as provided in Section 4.01(f) of this Agreement. No Subsidiary of the Company shall cause to be created or otherwise acquire any Subsidiary without the prior written consent of the Bank.

               (f) MARGIN STOCK. The Company shall not use or cause or permit the proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

               (g) OTHER AGREEMENTS. Neither the Credit Parties nor any of their respective Subsidiaries nor any Guarantor shall enter into any agreement containing any provision which would be violated or breached in material respect by the performance of its obligations under this Agreement or under any other Loan Document to which it is a party.

               (h) JUDGMENTS. Neither the Credit Parties nor any of their respective Subsidiaries nor any Guarantor shall permit any uninsured judgment or monetary penalty rendered against it in any judicial or administrative proceeding to remain unsatisfied for a period in excess of forty-five (45) days unless such judgment or penalty is being contested in good faith by appropriate proceedings and execution upon such judgment has been stayed, and unless an appropriate reserve has been established with respect thereto.

               (i) PRINCIPAL OFFICE. Neither the Credit Parties nor any of their respective Subsidiaries nor any Guarantor shall change the location of its principal office unless it gives not less than ten
          (10) days prior written notice of such change to the Bank.

               (j) HAZARDOUS SUBSTANCES. Neither the Credit Parties nor any of their respective Subsidiaries nor any Guarantor shall allow or permit to continue the release or threatened release of any Hazardous Substance on any premises owned or occupied by or under lease to Credit Parties nor any of their respective Subsidiaries nor any Guarantor, except as permitted by and in accordance with that certain permit No. 25656 issued by the Allegheny Health Department, State of Pennsylvania, a copy of which is attached hereto as EXHIBIT R.

               (k) LEASE OBLIGATIONS. Neither Credit Parties nor any of their respective Subsidiaries nor any Guarantor shall incur obligations under any Capital Leases.

               (l) ADDITIONAL DEBT. Neither Credit Parties nor any of their respective Subsidiaries nor any Guarantor shall create, incur, assume or suffer to exist any Debt or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services or for Capital Lease obligations, except (i) Acquisition Seller Debt, (ii) the Obligations, (iii) Debt incurred to finance the acquisition of property and secured only by a security interest in the property so acquired, provided that, the amount of all such Debt outstanding shall not exceed $1,000,000 in the aggregate at any time, and (iv) the existing Debt for borrowed money disclosed on EXHIBIT S attached hereto.

               (m) RESTRICTIONS PARENT ASSETS. Neither VNGI nor VNGDI shall own any assets other than cash, intercompany receivables, and Common Stock of their respective Subsidiaries, without the prior written consent of the Bank.


                                   ARTICLE VI

                               LENDING CONDITIONS

               SECTION 6.01. CONDITIONS OF LENDING. The obligation of the Bank to make any Advance, to make the Term Loan and to issue any Letters of Credit shall be subject to fulfillment of each of the following conditions precedent:

               (a) NO DEFAULT. No Event of Default or Unmatured Event of Default shall have occurred and be continuing, and the representations and warranties of the Credit Parties contained in
          Section 3.01 of this Agreement shall be true and correct as of the date of this Agreement and as of the date of each Advance, except that after the date of this Agreement: (i) the representations contained in subsection 3.01(d)(ii) of this Agreement will be construed so as to refer to the latest Financial Statements furnished to the Bank by the Credit Parties pursuant to the requirements of this Agreement, (ii) the representations contained in subsection 3.01(k) (with respect to Hazardous Substances) will be construed so as to apply not only to the Credit Parties, but also to their respective Subsidiaries, (iii) the representation contained in subsection 3.01(l) of this Agreement will be construed so as to except any Subsidiary which may hereafter be formed or acquired by the Credit Parties with the consent of the Bank, and (iv) all other representations will be construed to have been amended to conform with any changes of which the Bank shall previously have been given notice in writing by the Credit Parties.

               (b) DOCUMENTS AND OTHER ITEMS TO BE FURNISHED AT CLOSING. The Bank shall have received contemporaneously with the execution of this Agreement (or such later date as indicated below), the following, each duly executed, currently dated (as applicable) and in form and substance satisfactory to the Bank:

               (1) The Term Note, the Revolving Note, and the Company Pledge Agreement, duly executed and delivered by the Company to the Bank, together with the original stock certificates of each of Doansco and Toledo Oxygen and blank stock powers therefor duly executed and delivered by the Company to the Bank.

               (2) The Parent Guaranties, the Parent Security Agreements and the Parent Pledge Agreements, duly executed and delivered by VNGI and VNGDI, respectively to the Bank, together with the original stock certificates of each of VNGDI and the Company and blank stock powers therefor duly executed and delivered by the Company to the Bank.

               (3) The Subsidiary Guaranties and the Subsidiary Security Agreements, duly executed and delivered by Doansco and Toledo Oxygen, respectively to the Bank.

               (4) The Subordination Agreement, duly executed and delivered to the Bank by the Credit Parties.

               (5) Within thirty (30) days after the Closing Date, a certificate of the Secretaries of each of the Credit Parties, Doansco and Toledo Oxygen:

                    (i) certifying the adoption at a duly called meeting of its Board of Directors of the resolutions authorizing the execution, delivery and performance, respectively, of this Agreement and the other Loan Documents provided for in this Agreement to which it is a party;

                    (ii) certifying the names of the officer or officers
                         authorized to sign this Agreement and the other Loan Documents provided for in this Agreement to which it is a party, together with a sample of the true signature of each such officer; and

                    (iii) certifying as complete and correct its Articles of
                         Incorporation and Bylaws as then in effect (or in the case of the Company certifying as complete and correct all amendments or its Articles of Incorporation and By-laws since October 4, 1996 or a certification that no amendments have been adopted and its Articles of Incorporation and By-laws as in effect on October 4, 1996 remain in full force and effect without change).

               (6) Within thirty (30) days after the Closing Date, a copy of the file-marked Articles of Incorporation of each of VNGI, VNGDI, Doansco and Toledo Oxygen certified as complete and correct by the Secretary of State of the state of its incorporation.

               (7) Within thirty (30) days after the Closing Date, a currently dated certificate of existence of VNGI, VNGDI, Doansco, and Toledo Oxygen issued by the

                    Secretary of State of the state of its incorporation and certificates of good standing for each other state in which any of them engages in business.

               (8) Certificates evidencing the existence of all insurance required under the terms of this Agreement or any other Loan Documents.

               (9) Payment to the Bank of all legal fees and expenses of Baker & Daniels, special counsel to the Bank, in connection with the negotiation, preparation and closing of this Agreement and the other Loan Documents.

               (10) Such other UCC Financing Statements, UCC searches and other documents as the Bank may reasonably require.

               (c) DOCUMENTS TO BE FURNISHED AT TIME OF EACH ADVANCE. The Bank shall have received the following prior to making any Advance, each duly executed and currently dated, unless waived at the Bank's discretion as provided in subsection 2.02(b) of this Agreement:

               (1)  An Application for a Revolving Loan Advance.

               (2)  An Officer's Certificate.

               (3)  Such other documents as the Bank may reasonably require.

                                  ARTICLE VII

                        EVENTS OF DEFAULT--ACCELERATION

               SECTION 7.01. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

               (a) NONPAYMENT OF THE LOANS. Default in the payment when due of any amount payable under the terms of either of the Notes, or otherwise payable to the Bank or any other holder of the Notes under the terms of this Agreement.

               (b) NONPAYMENT OF OTHER DEBT. Default by any Credit Party or any Guarantor in the payment when due, whether by acceleration or otherwise, of any other material Debt for borrowed money, or default in the performance or observance of any obligation or condition with respect to any such other Debt if the effect of such default is to accelerate the maturity of such other Debt or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Debt to become due and payable prior to its scheduled maturity, unless the Credit Party or the Guarantor is contesting the existence of such default in good faith and by appropriate proceedings.

               (c) OTHER MATERIAL OBLIGATIONS. Subject to the expiration of any applicable grace period, default by any Credit Party or any Guarantor in the payment when due, or in the performance or observance of any material obligation of, or condition agreed to by any Credit Party or any Guarantor with respect to any material purchase or lease of goods, securities or services except only to the extent that the existence of any such default is being contested in good faith and by appropriate proceedings and that appropriate reserves have been established with respect thereto.

               (d) BANKRUPTCY, INSOLVENCY, ETC. Any Credit Party or any Guarantor admitting in writing its inability to pay its debts as they mature or an administrative or judicial order of dissolution or determination of insolvency being entered against any Credit Party or any Guarantor; or any Credit Party or any Guarantor applying for, consenting to, or acquiescing in the appointment of a trustee or receiver for it or any of its property, or any Credit Party or any Guarantor making a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee or receiver being appointed for any Credit Party or any Guarantor or for a substantial part of its property and not being discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding being instituted by or against any Credit Party or any Guarantor, and, if involuntary, being consented to or acquiesced in by any Credit Party or any Guarantor or remaining for sixty (60) days undismissed.

               (e) WARRANTIES AND REPRESENTATIONS. Any warranty or representation made by any Credit Party or any Guarantor in this Agreement or any other Loan Document to which it is a party proving to have been false or misleading in any material respect when made, or any schedule, certificate, financial statement, report, notice, or other writing furnished by any Credit Party or any Guarantor to the Bank proving to have been false or misleading in any material respect when made or delivered, provided that the foregoing shall not be deemed to be an Event of Default until the Bank gives such Credit Party or such Guarantor ten (10) days' prior written notice of same.

               (f) VIOLATIONS OF NEGATIVE AND FINANCIAL COVENANTS. Failure by the Credit Parties or any of them to comply with or perform any covenant stated in subsection 5.01(g) or Section 5.02 of this Agreement.

               (g) NONCOMPLIANCE WITH OTHER PROVISIONS OF THIS AGREEMENT. Failure of any Credit Party or any Guarantor to comply with or perform any covenant or other provision of this Agreement or any other Loan Document to which it is a party or to perform any other Obligation (which failure does not constitute an Event of Default under any of the preceding provisions of this Section 7.01) and continuance of such failure for thirty (30) days after notice thereof to such Credit Party or such Guarantor from the Bank.

               (h) GUARANTY DEFAULTS. Any Guarantor shall default in the due observance or performance of any covenant, condition or agreement on its part to be observed or performed under the terms of its Guaranty and continuance of such default for ten (10) days after written notice thereof to the Guarantor by the Bank.

               (i) TERMINATION OF GUARANTIES. The termination or purported termination of any of the Guaranties.

               (j) DEFAULT UNDER OTHER LOAN DOCUMENTS. The occurrence of any "Default" or "Event of Default" as such terms are defined in any of the Loan Documents other than this Agreement.

               SECTION 7.02. EFFECT OF EVENT OF DEFAULT. If any Event of Default described in Section 7.01 of this Agreement shall occur, maturity of the Loans shall immediately be accelerated and the Notes and the Loans evidenced thereby, and all other indebtedness and any other payment Obligations of the Company to the Bank shall become immediately due and payable, and the obligation of the Bank to make any Advance or issue any Letter of Credit shall immediately terminate, all without notice of any kind. When any other Event of Default has occurred and is continuing, the Bank or any other holder of the Notes may accelerate payment of the Loans and declare the Notes and all other payment Obligations due and payable, whereupon maturity of the Loans shall be accelerated and the Notes and the Loans evidenced thereby, and all other payment Obligations shall become immediately due and payable and the obligation of the Bank to make any Advance or issue any Letter of Credit shall immediately terminate, all without notice of any kind. The Bank or such other holder shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. The remedies of the Bank specified in this Agreement or in any other Loan Document shall not be exclusive, and the Bank may avail itself of any other remedies provided by law as well as any equitable remedies available to the Bank.


                                  ARTICLE VIII

                                 MISCELLANEOUS

               SECTION 8.01. WAIVER -- AMENDMENTS. No delay on the part of the Bank, or any holder of the Notes in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to any of the provisions of this Agreement or the other Loan Documents or otherwise of the Obligations shall be effective unless such amendment, modification, waiver or consent is in writing and signed by the Bank.

               SECTION 8.02. NOTICES. Any notice given under or with respect to this Agreement to any Credit Party or the Bank shall be in writing and, if delivered by hand or sent by overnight courier service, shall be deemed to have been given when delivered and, if mailed, shall be deemed to have been given five (5) days after the date when sent by registered or certified mail, postage prepaid, and addressed to such Credit Party or the Bank (or other holder of the Notes) at its address shown below, or at such other address as any such party may, by written notice to the other party to this Agreement, have designated as its address for such purpose. The addresses referred to are as follows:

               The  Company:  Valley National Gases, Inc.
                              67 43rd Street Wheeling,
                              West Virginia 26003-7601
                              Attention: President

               VNGI: Valley National Gases Incorporated 1640 Jefferson Avenue Washington, Pennsylvania 15301 Attention:
                              President

               VNGDI:         Valley National Gases Delaware, Inc.
                              2121 South DuPont Highway
                              Dover, Delaware 19901
                              Attention: President

               The  Bank:     Bank One, Indiana, NA
                              Bank One Center/Tower - Suite 1911 lll Monument
                              Circle P.O. Box 7700 Indianapolis, Indiana 46277
                              Attention: Manager, Regional Department A

          SECTION 8.03. COSTS, EXPENSES AND TAXES. The Company agrees to pay (without duplication), all of the following fees, costs and expenses incurred by the Bank: (i) all reasonable costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of the Loan Documents and any and all other documents furnished pursuant hereto or in connection herewith, and all investigation of and due diligence regarding the Company and the security for the Obligations undertaken and performed with respect thereto, including without limitation the reasonable fees and out-of-pocket expenses of Messrs. Baker & Daniels, special counsel to the Bank (or, but not as well as the reasonable allocated costs of staff counsel) as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by the Bank, and in connection with the foregoing and the administration of this Agreement,
     (ii) all reasonable costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of any amendments or modifications of (or supplements to) any of the foregoing and any and all other documents furnished pursuant thereto or in connection therewith, and all investigation of and due diligence regarding the Company and the security for the Obligations undertaken and performed with respect thereto, including without limitation the reasonable fees and out-of-pocket expenses of counsel retained by the Bank relative thereto (or, but not as well as the reasonable allocated costs of staff counsel) as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by the Bank, and in connection with the foregoing and the administration of this Agreement,
     (iii) all search fees, appraisal fees and expenses, title insurance policy fees, costs and expenses and filing and recording fees and taxes and, (iv) all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses of the Bank), if any, in connection with the enforcement of this Agreement, any Note and/or any other Loan Documents or other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, or any of the other Loan Documents or the issuance of any Note or the making of any of the Loans, and agrees to save and hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. Any portion of the foregoing fees, costs and expenses which remains unpaid following the Bank's statement and request for payment thereof shall bear interest from the date of such statement and request to the date of payment at a per annum rate equal to the Prime Rate plus Two Percent (2%).

          SECTION 8.04. SEVERABILITY. If any provision of this Agreement or any other Loan Document is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Agreement or such Document and the remaining provisions shall be enforceable in accordance with their terms.

          SECTION 8.05. CAPTIONS. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

          SECTION 8.06. GOVERNING LAW/VENUE. Except as may otherwise be expressly provided in any other Loan Document, this Agreement and all other Loan Documents are made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply. EACH CREDIT PARTY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THE COMPANY AND AGREES THAT ALL SERVICE OF PROCESS MAY BE MADE BY MESSENGER, BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY REGISTERED MAIL DIRECTED TO SUCH CREDIT PARTY AT THE ADDRESS STATED IN SECTION 8.02 OF THIS AGREEMENT. NOTHING CONTAINED IN THIS SECTION SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          SECTION 8.07. PRIOR AGREEMENTS, ETC. This Agreement supersedes all previous agreements and commitments made by the Bank and the Credit Parties with respect to the Loans and all other subjects of this Agreement, including, without limitation, any oral or written proposals or commitments made or issued by the Bank.

          SECTION 8.08. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of the Credit Parties and the Bank and their respective successors and assigns, provided that the Credit Parties' rights under this Agreement shall not be assignable without the prior written consent of the Bank.

          SECTION 8.09. WAIVER OF JURY TRIAL. THE CREDIT PARTIES AND THE BANK HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE CREDIT PARTIES AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

          SECTION 8.10. ARBITRATION. The Bank and the Credit Parties agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement, any other Loan Document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Company's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to
     Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

          IN WITNESS WHEREOF, the Bank and the Company have by their duly authorized officers executed this Agreement on the date first set forth above.


                                        VALLEY NATIONAL GASES, INC.,
                                        a West Virginia corporation

                                        By: /s/ LAWRENCE E. BANDI
                                            ---------------------------
                                        Printed: Lawrence E. Bandi
                                                -----------------------
                                        Title: President
                                              -------------------------
                                                          (the "Company")

                                        VALLEY NATIONAL GASES INCORPORATED
                                        a Pennsylvania corporation

                                        By: /s/ LAWRENCE E. BANDI
                                            ---------------------------
                                        Printed: Lawrence E. Bandi
                                                -----------------------
                                        Title: President
                                              -------------------------
                                                                 ("VNGI")

                                        VALLEY NATIONAL GASES DELAWARE, INC.
                                        a Delaware corporation

                                        By: /s/ LAWRENCE E. BANDI
                                            ---------------------------
                                        Printed: Lawrence E. Bandi
                                                -----------------------
                                        Title: President
                                              -------------------------
                                                                ("VNGDI")


                                        BANK ONE, INDIANA,  NA

                                        By: /s/ STACEY ROBERTS
                                           ----------------------------

                                        Printed: Stacey Roberts
                                                -----------------------

                                        Title: Assistant Vice-President
                                               -------------------------
                                                             (the "Bank")